UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Oncocyte Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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June 8, 2022

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Oncocyte Corporation which will be held on Friday, July 15, 2022 at 10:00 a.m. Pacific Time at Oncocyte’s principal offices at 15 Cushing, Irvine, California 92618 or online through https://web.lumiagm.com/259974801.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting and instructions on how to gain admission to the Annual Meeting in person or online. Management will report on current operations, and there will be an opportunity for discussion concerning Oncocyte and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Peter Hong

Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 15, 2022

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Oncocyte Corporation (the “Meeting”) will be held at Oncocyte’s principal offices at 15 Cushing, Irvine, California 92618 on Friday, July 15, 2022 at 10:00 a.m. Pacific Time for the following purposes:

1. To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Ronald Andrews, Jr., Andrew Arno, Jennifer Levin Carter, Melinda Griffith, Alfred D. Kingsley and Andrew J. Last;

2. To ratify the appointment of WithumSmith+Brown, PC as Oncocyte’s independent registered public accountants for the fiscal year ending December 31, 2022;

3. To approve, on an advisory basis, Oncocyte’s named executive officer compensation in fiscal 2021;

4. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

5. To approve an amendment to our 2018 Equity Incentive Plan (as previously amended on June 24, 2021, the “Incentive Plan”) to eliminate “fungible share counting” in order to provide that any shares of common stock granted in connection with any awards will be counted against the number of shares available for the grant of awards under the Incentive Plan as one share for every award;

6. To approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of our common stock underlying securities issued by us to Broadwood in connection with our recent Preferred Stock Offer and Underwritten Offer, in an amount equal to 20% or more of our common stock outstanding; and

7. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

The Board of Directors has fixed the close of business on May 16, 2022 as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting or any postponement or adjournment of the meeting.

This year we have made arrangements for our shareholders to attend and participate at the Meeting through an online electronic video screen communication if they wish at https://web.lumiagm.com/259974801. If you wish to attend the Meeting in person or online you will need to gain admission in the manner described in the Proxy Statement.

Whether or not you expect to attend the Meeting in person or online, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the Meeting. If you should be present at the Meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held July 15, 2022.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K,

are available at: https://www.astproxyportal.com/ast/20487

By Order of the Board of Directors,

Peter Hong

Secretary

Irvine, California

June 8, 2022

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Friday, July 15, 2022

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q: Why have I received this Proxy Statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, (2) ratifying the appointment of our independent registered public accountants; (3) approving, on an advisory basis, Oncocyte’s named executive officer compensation in fiscal 2021, (4) approving, on an advisory basis, the frequency of future advisory votes to approve executive compensation; (5) approving an amendment to our 2018 Equity Incentive Plan (as previously amended on June 24, 2021, the “Incentive Plan”) that, if approved, would eliminate “fungible share counting” in order to provide that any shares of common stock granted in connection with any awards will be counted against the number of shares available for the grant of awards under the Incentive Plan as one share for every award (the “Fungible Share Counting Amendment”); and (6) approving, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of our common stock underlying securities issued by us to Broadwood in connection with our recent Preferred Stock Offer and Underwritten Offer, in an amount equal to 20% or more of our common stock outstanding (the “Preferred Stock Conversion and Warrant Exercise Proposal. At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning Oncocyte and its activities. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a proxy statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of Oncocyte Corporation (the “Company”), a California corporation, for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Friday, July 15, 2022 at its principal offices at 15 Cushing, Irvine, California 92618 and via an online electronic video screen communication.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on May 16, 2022, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting. On that date, there were 118,513,021 shares of Oncocyte common stock, no par value, issued and outstanding, which constitutes the only class of Oncocyte voting securities outstanding.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by the affirmative vote of a majority of the shares of common stock represented and voting at the Meeting at which a quorum is present, provided that the shares voting affirmatively also constitute at least a majority of the required quorum. All other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the shares of common stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum; provided, however, that for proposal 6, under Nasdaq’s Rules, the shares of Oncocyte’s common stock purchased by Broadwood in the Underwritten Offer (defined below) may not be voted for purposes of approval of the Preferred Stock Conversion and Warrant Exercise Proposal because those shares are treated by Nasdaq as being a part of the same transaction through which the 2022 Warrants (defined below) were acquired by Broadwood. A quorum consists of a majority of the outstanding shares of common stock entitled to vote. Both abstentions and broker non-votes described in the questions below are counted for the purpose of determining the presence of a quorum. Notwithstanding the foregoing, if a quorum is not present the Meeting may be adjourned by a vote of a majority of the shares present in person or by proxy.

The affirmative vote of a majority of the shares present and voting at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum, is required to approve, on an advisory basis, the say on pay vote and the greatest number of affirmative votes will be considered the preferred frequency of the shareholders in regards to the requirement to approve, on an advisory basis, the say on pay frequency vote. As an advisory vote, these proposals are not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the votes when making future compensation decisions.

Q: How many votes do my shares represent?

Each share of Oncocyte common stock is entitled to one vote in all matters that may be acted upon at the Meeting. Cumulative voting will not be available in the election of directors at the Meeting.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees or you may withhold your vote from one or more nominees. For the say-on-pay frequency vote, you may vote for “one year”, “two year” or “three year” frequencies. For each other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Broker non-votes and abstentions will not affect the outcome of any of the proposals to be voted upon. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: How can I vote at the Meeting?

If you are a shareholder of record and you attend the Meeting in person, you may vote your shares at the Meeting by completing a ballot at the Meeting. If you are a shareholder of record and you attend the Meeting online, you may vote your shares at the Meeting in the manner provided for internet voting. However, if you are a “street name” holder, you may vote your shares in person or online only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares. Please refer to additional information in the “HOW TO ATTEND THE ANNUAL MEETING” portion of this Proxy Statement.

Even if you currently plan to attend the Meeting in person or online, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person or you may attend through online participation whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting in person or online will not revoke your proxy unless you also vote in person at the Meeting or you vote through internet voting during your online participation at the Meeting.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

●	deliver to the Secretary of Oncocyte a written revocation; or

●	deliver to the Secretary of Oncocyte a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

●	attend the Meeting and vote in person or through internet voting during online participation.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as a director, (2) approval of the appointment of WithumSmith+Brown, PC as our independent registered public accountants for the fiscal year ending December 31, 2022, (3) approval of the say-on-pay proposal, (4) every one year with respect to frequency of the say-on-pay vote, (5) approval of the Fungible Share Counting Amendment, and (6) approval of the Preferred Stock Conversion and Warrant Exercise Proposal.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as a director, (2) approval of the appointment of WithumSmith+Brown, PC as our independent registered public accountants for the fiscal year ending December 31, 2022, (3) approval of the say-on-pay proposal, (4) every one year with respect to the say-on-frequency-pay proposal, (5) approval of the Fungible Share Counting Amendment, and (6) approval of the Preferred Stock Conversion and Warrant Exercise Proposal.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares cannot vote in the election of directors, the say-on-pay proposal, the say-on-frequency or on the Fungible Share Counting Amendment or Preferred Stock Conversion and Warrant Exercise Proposal, but may vote on certain matters considered to be routine under such rules, which may include, depending on the applicable rules, the approval of the appointment of our independent registered public accountants. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Proxy Statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

Oncocyte will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, facsimile, via the internet, an overnight delivery service and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person or online, please read the “HOW TO ATTEND THE ANNUAL MEETING” section of this Proxy Statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person or how to attend and participate in the Meeting online.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about June 8, 2022.

ELIMINATING DUPLICATE MAILINGS

Oncocyte has adopted a procedure called “householding.” Under this procedure, we may deliver a single copy of this Proxy Statement and our Annual Report to multiple shareholders who share the same address, unless we receive contrary instructions from one or more of the shareholders. This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials This procedure reduces the environmental impact of our annual meetings and reduces our printing and mailing costs. Shareholders participating in householding will continue to receive separate proxy cards.

We will deliver separate copies of Proxy Statement and our Annual Report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of Proxy Statement and our Annual Report, you may contact us by telephone at (949) 409-7600, or by mail at 15 Cushing, Irvine, California 92618. You may also contact us at the above phone number or address if you are presently receiving multiple copies of Proxy Statement and our Annual Report but would prefer to receive a single copy instead.

ELECTION OF DIRECTORS

At the Meeting, six (6) directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All of the nominees named below, Ronald Andrews, Andrew Arno, Jennifer Levin Carter, Melinda Griffith, Alfred D. Kingsley and Andrew Last, are incumbent directors. Cavan Redmond is not standing for re-election at the Meeting.

The vote required vote to elect a director is the affirmative vote of a majority of the shares represented at the Meeting at which a quorum is present; provided that the affirmative vote cast constitutes a majority of a quorum. It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors and Nominees

The names and ages of our nominees for election as directors, all of whom are incumbent directors, are:

Ronald Andrews, Jr., 62, joined our Board of Directors in April 2018 and has served as our President and Chief Executive Officer since July 1, 2019. Mr. Andrews has over 30 years of experience in the molecular diagnostics and genomics industries, including experience integrating companies acquired in mergers. Mr. Andrews is the founder and former principal of the Bethesda Group, a consulting firm that advises companies in the molecular diagnostics and genomics fields. Prior to founding the Bethesda Group in 2015, where he served as Senior Partner until August 2019, Mr. Andrews served as President, Genetic Sciences Division of Thermo Fisher Scientific from September 2013 to December 2014, and as President, Medical Sciences Venture for Life Technologies from February 2012 to September 2013 when Life Technologies was acquired by Thermo Fisher. From 2004 to December 2010, Mr. Andrews was the Chief Executive Officer and Vice Chairman of the Board of Clarient, Inc., a cancer diagnostics company, and from December 2010 to February 2012 he served as CEO of GE Molecular Diagnostics after Clarient was acquired by GE Healthcare. Mr. Andrews oversaw the transition of Clarient, Inc. into GE Healthcare and established a strategic plan to integrate in vivo and in vitro diagnostic tests and expand GE’s presence in oncology. Mr. Andrews also held management positions with companies in diagnostics and related medical fields, including Roche Molecular Diagnostics, Immucor, Inc. and Abbott Labs. Mr. Andrews also serves as a director of Precipio, Inc. and previously served as a director of Oxford ImmunoTec. Mr. Andrews is also a member of the Board of Governors of CancerLinQ LLC, a wholly-owned non-profit subsidiary of the American Society of Clinical Oncology. Mr. Andrews received a BS degree in Biology and Chemistry from Wofford College. We believe Mr. Andrew’s extensive experience holding senior leadership, management and board positions within other biopharmaceutical companies will make him a valuable resource to our Company.

Andrew Arno, 62, joined our Board of Directors in June 2015 and was appointed Chairman of the Board in May 2022. Mr. Arno has 30 years of experience handling a wide range of corporate and financial matters, including work as an investment banker and strategic advisor to emerging growth companies. He is currently Vice Chairman of Special Equities Group, LLC, a privately held investment banking firm affiliated with Dawson James Securities Inc. and previously with Bradley Woods & Co. Ltd., and he has held this role since June 2019. Mr. Arno previously served as Vice Chairman at Chardan Capital Markets, LLC, from July 2015 to June 2019. From June 2013 until July 2015, Mr. Arno served as Managing Director of Emerging Growth Equities, an investment bank, and Vice President of Sabr, Inc., a family investment group. He was previously President of LOMUSA Limited, an investment banking firm. From 2009 to 2012, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of directors of Smith Micro Software, Inc. and Independa Inc., both software companies, and Comhear Inc., an audio technology R&D company. Mr. Arno previously served as a director of Asterias Biotherapeutics, Inc. from August 2014 until it was acquired by Lineage Cell Therapeutics, Inc. in March 2019. Mr. Arno received a BS degree from George Washington University. We believe Mr. Arno’s financial expertise and his experience as a director on other public company boards will make him a valuable resource to our Company.

Jennifer Levin Carter, 58, joined our Board of Directors in August 2020. Dr. Carter is a healthcare executive, investor, board member and entrepreneur with a track record of developing and investing in innovative strategies and solutions at the intersection of and healthcare IT and services, digital health and machine learning, precision medicine, and genomics. Dr. Carter has been a Managing Director at Sandbox Industries and Blue Venture Fund since March 2021. Sandbox provides healthcare-related investment management exclusively for the Blue Venture Fund. Previously, Dr. Carter served as Managing Director of JLC Precision Health Strategies from July 2020 to April 2021 and VP and Head of Precision Health at Integral Health (now Valo Health), a Flagship Pioneering company, from March 2019 to August 2020. In 2018, Dr. Carter founded TrialzOWN, Inc. a healthcare company that was acquired in the development stage by Integral Health in March 2019. Prior to serving as CEO of TrialzOWN, Dr. Carter founded N-of-One, Inc. and served as its Chief Executive Officer from 2008 to 2012, and as its Chief Medical Officer from 2012 until its acquisition by Qiagen in 2019. At N-of-One, Dr. Carter led the development of the platform to create award-winning novel treatment strategies for cancer patients. Prior to founding N-of-One, Dr. Carter spent nine years working as an Investment Consultant with Levin Capital Strategies and with other groups specializing in biotechnology and life sciences investments evaluating existing and emerging markets, new medical technologies, and early-stage companies. After obtaining her medical degree, Dr. Carter practiced internal medicine at Mount Auburn Hospital in Cambridge, MA. Dr. Carter serves on the board of directors of CareMax, Inc. Dr. Carter received a BS degree from Yale University, an MD from Harvard Medical School, an MPH from the Harvard School of Public Health, and an MBA from MIT. We believe Dr. Carter’s extensive experience holding leadership positions within investment firms and other healthcare companies, her medical expertise and her experience as director on other boards will make her a valuable resource to our Company.

Melinda Griffith, 67, joined our Board of Directors in July 2019. Ms. Griffith brings to our Board her years of business development and legal experience in advising public and private companies in the diagnostics and life sciences sectors. Ms. Griffith currently is the Chief Legal Counsel of CZI BioHub. She was Vice President of Strategic Alliance Management and Chief Legal Counsel at the Parker Institute for Cancer Immunotherapy from 2016 to 2022. Since 2015, Ms. Griffith has served as the Chair of the Board of Directors of Thrive Networks, a non-profit organization supporting healthcare, water and sanitation, and education projects in Vietnam, Cambodia and Laos. Previously, Ms. Griffith worked at Clarient, Inc., a CLIA-certified cancer testing lab, where she served as Senior Vice President from 2010 through 2013, as General Counsel from 2010 to 2011, and as Chief Compliance Officer and head of Business Development and Product Strategy from 2011 to 2013, where she aided the company through the public tender offer and sale process to GE Healthcare. Ms. Griffith previously served in executive roles at Axys Pharmaceuticals from 1992 to 1995, Genelabs Technologies from 1995 to 1998, Tethys Bioscience from 2008 to 2009, and CardioDx from 2014 to 2015. Additionally, Ms. Griffith served as the global head of licensing and law for Hoffmann La-Roche’s molecular diagnostic business from 1998 to 2007, where she oversaw the worldwide PCR licensing programs and directed its IP strategy and litigation in U.S. and foreign courts and agencies. Ms. Griffith directed GE Healthcare’s Congressional and Medicare lobbying efforts to address CMS coverage and reimbursement determinations for in vitro diagnostic tests from 2011 to 2013, and was on the Board of Directors of the California Clinical Laboratory Association from 2012 to 2013. Ms. Griffith received a JD from the University of California, Hastings College of the Law, and a BS degree in Business Administration from the University of California, Berkeley. She is admitted to practice law in New York and California. We believe Ms. Griffith’s legal expertise, her extensive experience holding leadership positions within other biopharmaceutical companies and her experience as a director on other boards will make her a valuable resource to our Company.

Alfred D. Kingsley, 79, joined the Board of Directors in September 2009 and served as Chairman of the Board from December 2010 until April 2018. Mr. Kingsley is also the Chairman of the Board of Directors of Lineage Cell Therapeutics, Inc. (Lineage), a biotechnology company that was formerly BioTime. Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. As Chairman of the Board of Lineage and formerly of Oncocyte, Mr. Kingsley has been instrumental in structuring their equity and debt financings and their business acquisitions. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley served as a director of Asterias Biotherapeutics, Inc. from September 2012 until it was acquired by Lineage in March 2019. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a JD degree and LLM in taxation from New York University Law School. We believe Mr. Kingsley’s extensive experience in corporate finance, mergers and acquisitions and corporate governance, and his experience as a director on other boards will make him a valuable resource to our Company.

Andrew J. Last, 62, joined the Board of Directors in December 2015. Dr. Last shares with our Board his many years of senior management experience commercializing products internationally in the genomics and life-sciences industries. Since 2019, Dr. Last has served as Executive Vice President and Chief Operating Officer of Bio-Rad Laboratories, Inc., a global leader in developing, manufacturing, and marketing a broad range of innovative products for the life science research and clinical diagnostic markets. From December 2017 to April 2019, Dr. Last previously served as Chief Commercial Officer at Berkeley Lights Inc., a digital cell biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products, and as Chief Operating Officer of Intrexon Corporation, a company using synthetic biology to focus on programming biological systems to alleviate disease, remediate environmental challenges, and provide sustainable food and industrial chemicals from August 2016 to December 2017. From 2010 to 2016, Dr. Last was Executive Vice President and Chief Operating Officer of Affymetrix, a biotechnology company. Before joining Affymetrix, Dr. Last served as Vice President, Global and Strategic Marketing of BD Biosciences and as General Manager of Pharmingen from 2004 to 2010. From 2002 to 2004, Dr. Last held management positions at Applied Biosystems, Inc., including as Vice President and General Manager from 2003 to 2004 and Vice President of Marketing 2002 to 2003. Earlier in his career, he served in a variety of management positions at other companies, including Incyte Genomics and Monsanto. Dr. Last holds Ph.D. and MS degrees with specialization in Agrochemical Chemicals and Bio-Aeronautics, respectively, from Cranfield University, and a BS degree in Biological Sciences from the University of Leicester in the United Kingdom. We believe Dr. Last’s extensive experience holding senior leadership positions within other biopharmaceutical companies and his many years of experience commercializing products in the genomics and life-sciences industries will make him a valuable resource to our Company.

Director Independence

Our Board of Directors has determined that Andrew Arno, Jennifer Levin Carter, Melinda Griffith, Alfred Kingsley, Andrew Last and Cavan Redmond, qualify as “independent” in accordance with Rule 5605(a)(2) of The Nasdaq Stock Market LLC (“Nasdaq”). Mr. Cavan is not standing for re-election at the Meeting. The members of our Audit Committee meet the additional independence standards under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the members of our Compensation Committee meet the additional independence standards under Nasdaq Rule 5605(d)(2). Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE—Compensation of Directors.” None of these directors, nor any of the members of their respective families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above. Ronald Andrews, Jr. does not qualify as “independent” because he is our Chief Executive Officer and President.

CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2021, our Board of Directors met 14 times. None of our directors attended fewer than 75% of the meetings of the Board and the committees on which they served. Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our directors attended our annual meeting of shareholders in 2021.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are Oncocyte officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.Oncocyte.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officer, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to deter wrongdoing and to promote the conduct of all Oncocyte business in accordance with high standards of integrity, including, among other things: (i) compliance with applicable governmental laws, rules, and regulations; (ii) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (iii) the prompt internal reporting of any suspected violations of the Code of Ethics to appropriate persons or through Oncocyte’s Compliance Hotline/Helpline; (iv) complete cooperation in the investigation of reported violations and the provision of truthful, complete and accurate information; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.Oncocyte.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although our Chief Executive Officer is a member of our Board, Andrew Arno currently serves as Chairman of the Board. The Company believes that the Chairman can provide support and advice to the Chief Executive Officer, and lead the Board in fulfilling its responsibilities. The Chairman of the Board serves as an active liaison between the Board and our Chief Executive Officer and our other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, and strategic planning.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities, regulatory compliance with respect to the operation of our CLIA laboratories, and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our financial statements. In addition, the Nominating/Corporate Governance Committee reviews and must approve any business transactions between Oncocyte and its executive officers, directors, and shareholders who beneficially own 5% or more of our outstanding shares of common stock.

Hedging Transactions

We have adopted an Insider Trading Policy that generally prohibits our employees, including our officers, directors, and their designees from engaging in short sales of Oncocyte securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery), or other hedging or monetization transactions with respect to Oncocyte securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee, the members of which are “independent” as defined in Nasdaq Rule 5605(a)(2). The members of the Audit Committee meet the additional independence standards under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act. The members of the Compensation Committee must also meet the additional independence considerations under Nasdaq Rule 5605(d)(2). We also have a Science & Technology Committee and a Finance Committee, the members of which need not be independent.

Audit Committee

The members of the Audit Committee are Andrew Arno (Chair), Andrew Last, Jennifer Levin Carter and Alfred Kingsley. The Audit Committee held eight meetings during 2021. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls. The Audit Committee has a written charter that requires the members of the Audit Committee to be directors who are independent in accordance with the applicable Nasdaq Rules and Rule 10A-3 under the Exchange Act. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.Oncocyte.com.

Our Board of Directors has determined that Andrew Arno meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations based on his many years of experience in the investment banking industry, and his audit committee service at another company, including the evaluation of financial statements.

Compensation Committee

The members of the Compensation Committee are Melinda Griffith (Chair), Andrew Arno, and Andrew Last. The Compensation Committee met nine times during 2021. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our equity plans, including our Incentive Plan. The Compensation Committee will determine or recommend to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. The Chief Executive Officer may make recommendations to the Compensation Committee concerning executive compensation and performance, but the Compensation Committee makes its own determination or recommendation to the Board of Directors with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance, and compensation paid by peer group companies. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.Oncocyte.com.

Oncocyte has engaged Anderson Pay to provide compensation consulting services and advice to management and the Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and directors’ compensation programs. Anderson Pay has also made recommendations to the Compensation Committee with respect to pay mix components such as salary, bonus, equity awards and the target market pay percentiles in which executive compensation should fall so Oncocyte can be competitive in executive hiring and retention.

Report of the Audit Committee on the Audit of Our Consolidated Financial Statements

The following is the report of the Audit Committee with respect to Oncocyte’s audited consolidated financial statements for the year ended December 31, 2021.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Oncocyte specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of WithumSmith+Brown, PC, our independent registered public accountants, concerning the audit of our consolidated financial statements for the year ended December 31, 2021. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Oncocyte’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. Our auditors also discussed with the Audit Committee the adequacy of Oncocyte’s internal control over financial reporting.

The Audit Committee members discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the with the independent accountant the independent accountant’s independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2021 to review and discuss our consolidated financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee: Andrew Arno (Chair), Andrew Last, Jennifer Levin Carter and Alfred Kingsley.

Nomination of Candidates for Election as Directors

Nominating/ Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating/Corporate Governance Committee are Andrew Last (Chair), Andrew Arno, Alfred Kingsley, and Cavan Redmond. Cavan Redmond will not stand for re-election at the Meeting. The Nominating/Corporate Governance Committee held three meetings during 2021.

The purpose of the Nominating/Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating/Corporate Governance Committee also oversees compliance with, and all requests for waivers of, our Code of Ethics, and under our Interested Persons Transaction Policy reviews for approval transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our outstanding shares of common stock.

The Nominating/Corporate Governance Committee will consider nominees for election as directors proposed by shareholders, provided that they notify the Nominating/Corporate Governance Committee of the nomination in proper written form, either by personal delivery or by United States registered mail, to our corporate Secretary at our principal executive offices no earlier than the close of business on the 120th calendar day and no later than the close of business on the 90th calendar day prior to the anniversary date of the immediately preceding annual meeting of shareholders. If the current year’s annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary of the immediately preceding annual meeting of shareholders, notice must be received not later than the close of business on the 10th calendar day following the day on which we first make a public announcement of the date of the annual meeting of shareholders. To be in proper written form, the notice from a shareholder must include the information required by our Amended and Restated Bylaws. A copy of the Nominating/Corporate Governance Committee Charter has been posted on our internet website and can be found at www.Oncocyte.com.

The Board and the Nominating/Corporate Governance Committee have not set any specific minimum qualifications that a prospective nominee would need in order to be nominated to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Nominating/Corporate Governance Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with Oncocyte that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of Oncocyte and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

The Board of Directors and the Nominating/Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical or diagnostic industry, corporate management, and finance. The Board believes that this interdisciplinary approach will best suit our needs as we work to develop and commercialize cancer diagnostic tests.

In evaluating the diversity of the directors and considering potential nominees, the Board also considers any applicable director diversity requirements for publicly traded companies under California law, since our principal executive office is located in California. Additionally, Nasdaq now requires that its listed companies (i) annually disclosed aggregated statistical information about the board’s voluntary self-identified gender and racial characteristics and LGBTQ+ status in substantially the format set forth in new Nasdaq Rule 5606 and (ii) either include on their board of directors, or publicly disclose why their board does not include, a certain number of “diverse” directors based upon the Company’s size. Our Board of Directors presently includes two women and one member of our Board of Directors is a director from an underrepresented community. Our Board of Directors intends to cause us to comply with the new Nasdaq diversity rules and any applicable California diversity requirements by adding qualified women and qualified persons from underrepresented communities to our Board of Directors. We also intend to disclose the new board diversity matrix data on Oncocyte’s website by August 8, 2022.

DIRECTOR COMPENSATION

Directors and members of committees of the Board of Directors who are salaried employees of Oncocyte are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

Prior to June 24, 2021, non-employee directors, other than the Chairman of the Board of Directors, received an annual fee of $35,000 for their service on the Board of Directors. In addition, directors who served on the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, Science and Technology Committee or the Finance Committee received, in addition to other fees payable to them as directors, the following annual fees which were paid in quarterly installments:

●	Audit Committee Chairman: $15,000
●	Audit Committee Member other than Chairman: $7,500
●	Compensation Committee Chairman: $10,000
●	Compensation Committee Member other than Chairman: $5,000
●	Nominating/Corporate Governance Committee Chairman: $10,000
●	Nominating/Corporate Governance Committee Member other than Chairman: $5,000
●	Science and Technology Committee Chairman: $10,000
●	Science and Technology Committee Member other than Chairman: $5,000
●	Finance and Strategy Committee Member: $5,000

After June 24, 2021 non-employee directors, other than the Chairman of the Board of Directors, received an annual fee of $73,500 in cash for their service on the Board of Directors. Our Chairman received an annual cash fee of $83,500 after June 24, 2021 for his service as Chairman of the Board of Directors and for his service on the Board of Directors. In addition to cash fees, non-employee directors received options to purchase 45,000 shares of common stock under our 2018 Equity Incentive Plan (as previously amended, the “Incentive Plan”) and 10,000 restricted stock units under the Incentive Plan during 2021.

The annual fee of cash was paid in quarterly installments, and the stock options and restricted stock units will vest one year from the date of grant, subject to the non-employee director’s continued service as a director of Oncocyte or a subsidiary from the date of grant until the vesting date or, if earlier, until the next annual meeting of shareholders. The options will expire if not exercised ten years from the date of grant.

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2021 and who were not our employees on the date the compensation was earned.

Name	Fees Earned Or Paid in Cash	Option Awards (1)	Stock Awards(1)	Total
Andrew Arno	$69,250	$193,185	$54,600	$317,035
Jennifer Levin Carter	$54,250	$193,185	$54,600	$302,035
Melinda Griffith	$64,250	$193,185	$54,600	$312,035
Alfred D. Kingsley	$56,750	$193,185	$54,600	$304,535
Andrew J. Last	$73,000	$193,185	$54,600	$320,785
Cavan Redmond(2)	$83,000	$193,185	$54,600	$330,785

(1)	Options granted will vest and become exercisable one year from the date of grant, subject to the non-employee director’s continued service as a director of Oncocyte or a subsidiary from the date of grant until the vesting date or, if earlier, until the next annual meeting of shareholders, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Values are computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation. We used the Black-Scholes Pricing Model to compute option fair values based on applicable exercise and stock prices, an expected option term, volatility assumptions, and risk-free interest rates.

(2)	Mr. Redmond is not standing for re-election at the Meeting.

Stock awards consist entirely of restricted stock units (“RSUs”) and are valued in the table at the aggregate grant date fair value based on the closing price of Oncocyte common stock as quoted on the applicable trading market as if the stock awards were fully vested. Beginning on March 8, 2021, our common stock began trading on the NASDAQ Global Market under the symbol “OCX”, and prior to that date our common stock was traded on the NYSE American under the same symbol.

The following table summarizes the aggregate number of shares subject to outstanding equity awards held by our non-employee directors as of December 31, 2021:

Name	Aggregate Number of RSU Awards	Aggregate Number of Option Awards
Andrew Arno	10,000	248,520
Jennifer Levin Carter	10,000	102,000
Melinda Griffith	10,000	147,000
Alfred D. Kingsley	10,000	383,300
Andrew J. Last	10,000	248,520
Cavan Redmond(1)	10,000	263,520

(1) Mr. Redmond is not standing for re-election at the Meeting.

EXECUTIVE OFFICERS

Ronald Andrews, Chief Executive Officer and President, Mitchell Levine, Chief Financial Officer, Douglas Ross, MD, Chief Science Officer, and Padma Sundar, Chief Commercial Officer are our current executive officers.

Mitchell Levine, 62, joined Oncocyte as Chief Financial Officer in November 2017. Mr. Levine will cease serving as the Oncocyte’s CFO effective June 1, 2022. On June 1, 2022, Mr. Levine will transition to a new role as Corporate Development Officer of the Company with a focus on corporate and business development. In 2000, Mr. Levine founded Enable Capital Management LLC, the general partner of Enable Growth Partners, L.P., which provided growth capital to privately and publicly traded companies, catalyzing transformative corporate innovation, job growth, and economic expansion in Technology, Life Sciences, Consumer Products, and Energy. Mr. Levine left Enable when it closed in 2017. Prior to founding Enable, Mr. Levine was a founding member of The Shemano Group, a leading San Francisco-based investment bank that focused on the capital needs of growth companies. He has also worked at Bear Stearns and Lehman Brothers. Mr. Levine received his BA degree from the University of California, Davis.

Anish John, 52, will be appointed our Senior Vice President, Finance, and interim Chief Financial Officer as of June 1, 2022. Mr. John previously served as our Vice President of Operations and Finance, Transplant Business Unit, since September 2021. He previously served as Senior Director, Financial Planning and Analysis for Foundation Medicine, Inc., a wholly owned subsidiary of Roche Holding, AG. from October 2019 to March 2021. Prior to joining Foundation Medicine, Mr. John served in various management roles at PerkinElmer, Inc. He served as the Senior Director of Finance, Americas Diagnostics from August of 2017 to August of 2019, as the Director of Finance, Americas Diagnostics from September 2008 to July of 2017 and as the Senior Manager, Sales Operations and Finance North America from March of 2007 to August of 2008. Mr. John holds an MBA from Babson College, in Wellesley Massachusetts and a B.B.A in Finance from the University of Massachusetts at Amherst.

Gisela Paulsen, 56, was appointed Chief Operating Officer in October 2021. Ms. Paulsen previously served as the General Manager, Precision Oncology of Exact Sciences Corporation, a molecular diagnostics company specializing in the detection of early stage cancers, from April 2020 to April 2021. Prior to joining Exact Sciences, Ms. Paulsen served in various management roles at F. Hoffmann-La Roche Ltd., multinational healthcare company, and Genentech, Inc, a biotechnology company which became a subsidiary of Roche, since November 2005. She served as Roche and Genentech’s Senior Vice President, Global Head, Product Development, Clinical Operations from January 2018 to April 2020, as Roche and Genentech’s Vice President, Global Head, Product Development, Global Product Strategy & Late-Stage Portfolio Finance beginning from March 2017 to February 2018, and as Genentech’s Vice President, Access Solutions from September 2014 to February 2017. Ms. Paulsen received a BS in pharmacy and an MS in pharmaceutics and drug delivery from Uppsala University in Sweden.

Douglas Ross, MD, 62, was appointed Chief Science Officer during March 2020. Prior to joining Oncocyte, Dr. Ross was a principal of the Bethesda Group, LLC, biomedical consulting company that he co-founded in 2015. From 2014, until founding Bethesda Group, Dr. Ross served as Chief Scientific Officer of CardioDx, Inc., a molecular diagnostics company specializing in cardiovascular genomics. In 2011 Dr. Ross joined the Medical Science Division of Life Technologies and served as its Chief Scientific Officer on a consulting basis until that company was acquired by Thermo Fisher Scientific in 2013. Dr. Ross’s private sector career started in 2000 as Chief Scientific Officer of Applied Genomics, Inc. (AGI), a company he co-founded after post-doctoral training at Stanford University. AGI translated insights from gene expression patterns into immunohistochemistry multivariate assays targeted to actionable clinical problems. In 2009, Clarient, Inc., a national pathology reference laboratory, acquired AGI and Dr. Ross continued his role as Chief Scientific Officer. General Electric Healthcare acquired Clarient in December 2010, and Dr. Ross continued as Chief Scientific Officer, working with the business development and partnership teams at Clarient and capital teams at GE Healthcare. Dr. Ross obtained his MD and his Ph.D. in Pathology from the University of Washington while studying at the Fred Hutchinson Cancer Research Center in Seattle, Washington.

Padma Sundar, 48, was appointed Chief Commercial Officer during January 2021 after serving as Senior Vice President—Marketing and Market Access since May 2019. Before joining Oncocyte, Ms. Sundar served as Vice President of Strategy and Market Access at CellMax Life, a liquid biopsy company, from 2017 until 2019, and she served as Director of Marketing at Guardant Health, Inc., cancer diagnostics company, from 2016 until 2017. Previously, Ms. Sundar was Senior Director at Roche Sequencing and was Senior Director for the oncology portfolio at Affymetrix. Ms. Sundar began her career at McKinsey and Company, and received her MBA and MPH from the University of California, Berkeley, and her B.A. in Chemistry from the University of Delhi.

EXECUTIVE COMPENSATION

Smaller Reporting Company

We are a “smaller reporting company” as defined in the rules and regulations of the SEC. As a smaller reporting company we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not smaller reporting companies. Accordingly, this Proxy Statement includes reduced disclosure about our executive compensation arrangements.

The following tables show certain information relating to the compensation of our President and Chief Executive Officer and the two highest paid individuals other than our President and Chief Executive Officer who were serving as executive officers at year end and whose total individual compensation exceeded $100,000 during 2021. We refer to such executive officers as our “Named Executive Officers”.

Summary Compensation Table

Name and principal position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)		Nonqualified Deferred Compensation Earnings(2)		All Other Compensation(3)	Total
Ronald Andrews	2021	$480,000		$297,600		$—		$2,120,000	(4)	$—		$24,238	$2,921,838
President and Chief Executive Officer	2020	$487,385		$465,600	(5)	$—		$68,500	(6)	$9,190		$16,175	$1,046,850

Mitchell Levine	2021	$356,895		$110,638		$—		$1,081,200	(7)	$—		$13,182	$1,561,915
Chief Financial Officer(11)	2020	$361,999	(8)	$131,670		$44,800	(9)	$504,431	(10)	$721	(8)	$14,839	$1,058,460

Douglas Ross	2021	$375,000		$165,750		$—		$1,081,200	(13)	$—		$18,187	$1,640,137
Chief Science Officer(12)	2020	$375,000	(14)	$—		$—		$386,500	(15)	$379	(14)	$11,245	$980,437

(1)	Option awards granted under our 2010 Employee Stock Option Plan (the “Option Plan”) or under our Incentive Plan are valued at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Except as otherwise indicated below, one quarter of the options will vest upon completion of 12 full months of continuous employment measured from the grant date, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment. Amounts shown in this column do not reflect dollar amounts actually received by our Named Executive Officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted, computed in accordance with the provisions of FASB ASC Topic 718. For stock options that have performance-based (sometimes referred to as milestone-based) vesting conditions, compensation is shown in the tables in the same manner as Oncocyte recorded stock based compensation expense for the grant on the basis of the estimated probability that the vesting condition will be met or the determination that the condition has been met. We used the Black-Scholes Pricing Model to compute option fair values based on applicable exercise and stock prices, an expected option term, volatility assumptions, and risk-free interest rates. Our Named Executive Officers will only realize compensation upon exercise of the stock options and to the extent the trading price of our common stock is greater than the exercise price of such stock options at the time of exercise.

Stock awards consist entirely of restricted stock units (“RSUs”) and are valued in the table at the aggregate grant date fair value based on the closing price of Oncocyte common stock as quoted on the applicable trading market as if the stock awards were fully vested. Beginning on March 8, 2021, our common stock began trading on the NASDAQ Global Market under the symbol “OCX”, and prior to that date our common stock was traded on the NYSE American under the same symbol.

For a full discussion of Oncocyte’s accounting of stock-based compensation under ASC 718, please refer to Note 2 to our consolidated financial statements found in our Annual Report.

(2)	Reflects interest accrued and paid to those executives who elected to enter into Deferral Agreements in May 2020, pursuant to which the executives agreed to defer a portion of their compensation and to receive interest on the deferred amount. Mr. Andrews agreed to defer 30% of his base salary, and $186,240 of a discretionary bonus that otherwise would have been payable in cash. Mr. Levine agreed to defer 20% of his base salary and Dr. Ross agreed to defer 10% of his base salary. On December 11, 2020, Messrs. Andrews and Levine and Dr. Ross received payment of their deferred compensation and accrued interest. Mr. Andrews received payment in cash and Mr. Levine and Dr. Ross received payment in cash and shares of Oncocyte common stock valued at the closing price of the common stock on the NYSE American on December 8, 2020.

(3)	Other compensation consists primarily of employer contributions to employee accounts under our 401(k) plan.

(4)	In February 2021, Mr. Andrews was granted 500,000 stock options exercisable at an exercise price of $5.34 per share.

(5)	The amount of Mr. Andrews bonus includes RSUs for 106,221 shares of common stock under our Incentive Plan that Mr. Andrews agreed to accept in lieu of $279,360 in cash as part of his discretionary bonus. The number of RSUs granted was determined based on the $279,360 divided by the $2.63 per share closing price of Oncocyte common stock on May 7, 2020. The RSUs vested on May 7, 2021, the anniversary of the grant date.

(6)	In July 2020, Mr. Andrews was granted 50,000 stock options exercisable at an exercise price of $1.68 per share.

(7)	In February 2021, Mr. Levine was granted 255,000 stock options exercisable at an exercise price of $5.34 per share.

(8)	Of the total salary earned and interest accrued on deferred salary, $20,950 was paid in 10,121 shares of common stock at $2.07 per share based on the closing price of Oncocyte common stock on the payment date.

(9)	In April 2020, Mr. Levine was granted 20,000 RSUs which vested one year from the date of grant in April 2021. The fair value of the RSUs was measured as of the April 28, 2020 grant date based on the closing price of Oncocyte common stock quoted on the NYSE American on that date.

(10)	In February 2020, Mr. Levine was granted 204,000 stock options exercisable at an exercise price of $2.63 per share. The amount shown in the table also includes $69,911 of value for stock options granted in May 2018 that vested during June 2020 when the performance conditions required for vesting were met.

(11)	Mr. Levine will cease serving as the Oncocyte’s CFO effective June 1. 2022. On June 1, 2022, Mr. Levine will transition to a new role as Corporate Development Officer of the Company with a focus on corporate and business development.

(12)	Dr. Ross was appointed Chief Science Officer effective March 23, 2020.

(13)	In February 2021, Dr. Ross was granted 255,000 stock options exercisable at an exercise price of $5.34 per share.

(14)	Of the total salary earned and interest accrued on deferred salary, $11,007 was paid in 5,317 shares of common stock at $2.07 per share based on the closing price of Oncocyte common stock on the payment date.

(15)	In March 2020, Dr. Ross was granted 250,000 stock options exercisable at an exercise price of $1.93 per share.

Executive Employment Agreements, Deferral Agreements, and Change of Control Provisions

Employment Agreements

We have entered into Employment Agreements with our Named Executive Officers.

Pursuant to his employment agreement, dated June 4, 2019, the annual salary of our President and Chief Executive Officer Ronald Andrews, was set at $480,000. Mr. Andrews is also eligible to receive annual bonuses, to the extent approved by the Board of Directors in its discretion, based on the achievement of predetermined company and individual objectives set by the Board of Directors or its Compensation Committee from time to time. During 2021, Mr. Andrews was awarded a discretionary bonus of $297,600.

Pursuant to his employment agreement, Mr. Andrews received the following equity awards under the Incentive Plan: (i) options to purchase 950,000 shares of Oncocyte common stock effective on the date his employment commenced (the “Initial Grant”); (ii) options to purchase 50,000 shares of common stock, effective on upon his completion of one year of continuous service as an employee (the “Second Grant”); and (iii) RSUs with respect to 65,000 shares of common stock, effective upon his completion of one year of continuous service as an employee. The exercise price of the options in the Initial Grant and Second Grant was the fair market value of a share of Oncocyte common stock on the applicable effective date of grant, determined in accordance with the Incentive Plan.

The vesting schedule of the options in the Initial Grant pursuant to which the options became or will become exercisable is as follows: twenty-five percent of the options vested upon Mr. Andrew’s completion of one year of continuous service as an employee, and the balance of the options began to vest in 36 equal monthly installments, commencing on the first anniversary of the effective date of the Initial Grant, subject to his continued service as an employee on the applicable vesting date.

The options in the Second Grant vested upon Mr. Andrew’s completion of one year of continuous service as an employee from the effective date of the Second Grant. The 65,000 RSUs vested on July 1, 2021.

If we terminate Mr. Andrews’ employment without “cause,” or if he resigns for “good reason,” then, in addition to the severance benefits described below under “Change in Control and Severance Plan,” Mr. Andrews will be entitled to receive (a) payment of such portion of any bonus earned through the actual attainment of such objective performance goals as may have been set by the Compensation Committee or the Board for the year in which his employment terminates without cause; (b) payment, for a period of twelve months, of any health insurance benefits that he was receiving at the time of termination of his employment under an employee health insurance plan subject to COBRA, and (c) his unvested stock options that vest based on the attainment of performance goals or milestones shall vest (1) fully to the extent such performance goals or milestones have been achieved as of the date of termination of his employment, as determined by the Board or Compensation Committee, and (2) pro rata to the extent of pro rata achievement of performance goals or milestones, as determined by the Board or Compensation Committee, during the elapsed portion of the performance period ending on the date of termination of his employment.

During 2021, the annual salary of Mitchell Levine our Chief Financial Officer was $356,895. Pursuant to Mr. Levine’s employment agreement, dated November 15, 2017, he is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of not less than 40% of his base salary, based on his achievement of specific, objectively determinable, performance goals at target levels for the year. On May 11, 2022, Oncocyte announced that Mitchell Levine, our Chief Financial Officer, will no longer serve in that capacity as of June 1, 2022. On June 1, 2022, Mr. Levine will transition to a new role as Corporate Development Officer of the Company with a focus on corporate and business development. Mr. Levine’s transition to a new role did not involve any disagreement with the Company with regard to its operations, policies or practices.

During 2021, the annual salary of Douglas Ross, our Chief Scientific Officer, was $375,000. Pursuant to his employment agreement, dated March 23, 2020, he is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of not less than 50% of his base salary, based on the achievement of specific, objectively determinable, individual and company performance goals at target levels for the year.

Change in Control and Severance Plan

We have adopted the Oncocyte Corporation Change in Control and Severance Plan (the “CIC Plan”) which provides change in control and other severance benefits to a select group of our management or highly compensated employees, including our executive officers, who have executed a Change in Control and Severance Agreement (“CIC Agreement”) and who otherwise satisfy the conditions set forth in their CIC Agreement and the provisions of the CIC Plan. Pursuant to the CIC Plan, we have entered into CIC Agreements with our Named Executive Officers. Each of their CIC Agreements has the effect of modifying the executive’s employment agreement and provides that if we terminate the executive’s employment without “cause” or if the executive resigns for “good reason”, the executive will receive a severance payment in the amount of 12 months of his or her base salary and accelerated vesting of stock options, restricted stock units, and any other equity awards (“Equity Awards”) that were schedule to vest based on the passage of time during the 12 months following the termination of employment.

In addition to the foregoing severance benefits, if a termination of the executive’s employment without “cause” or a resignation for “good reason” occurs within three months before or twelve months after a “change in control,” the executive will also receive his or her target bonus for the year and the vesting of all Equity Awards will be fully accelerated. In addition to the foregoing, the terminated executive will receive a lump sum payment (which shall not be grossed up for applicable income and employment taxes) equal to twelve months of the premium costs of group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the same extent provided under Oncocyte’s group health plan. In order to receive the severance benefits, the executive must execute and comply with a separation agreement and general release of all claims against Oncocyte.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes certain information concerning stock options and other equity awards granted by us under the Option Plan and the Incentive Plan held as of December 31, 2021 by our Named Executive Officers:

Equity Awards Outstanding At Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable (1)		Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price	Option Expiration Date
Ronald Andrews	20,000	(2)	—		—	$2.10	April 1, 2028

	45,000	(3)	—		—	$2.40	August 29, 2028

	593,750	(4)	356,250		—	$2.51	June 30, 2029

	18,750	(5)	31,250		—	$1.68	June 30, 2030

	—		500,000	(6)	—	$5.34	February 24, 2031

Mitchell Levine	200,000	(7)	—		—	$5.90	November 15, 2027

	86,458	(8)	5,208		—	$2.35	May 22, 2028

	168,438	(9)	76,563		—	$3.52	March 13, 2029

	—		204,000	(10)	—	$2.63	February 9, 2030

	—		255,000	(11)	—	$5.34	February 24, 2031

Douglas Ross	109,375	(12)	140,625		—	$1.93	March 22, 2030

	—		255,000	(13)	—	$5.34	February 24, 2031

(1)	Except as otherwise indicated below, one quarter of the options shall vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment.

(2)	The date of grant was April 2, 2018 for services of Mr. Andrews as a non-employee director of Oncocyte. The options vested on the first anniversary of the grant date.

(3)	The date of grant was August 30, 2018 for services of Mr. Andrews as a non-employee director of Oncocyte. The options vested on the first anniversary of the grant date.

(4)	The date of grant was July 1, 2019.

(5)	The date of grant was July 1, 2020.

(6)	The date of grant was February 25, 2021.

(7)	These options were granted to Mr. Levine upon his appointment as Chief Financial Officer on November 16, 2017.

(8)	The date of grant was May 23, 2018. Included in the number of options exercisable is 41,666 options which vested in June 2020 based on certain performance conditions for vesting having been met.

(9)	The date of grant was March 14, 2019.

(10)	The date of grant was February 10, 2020.

(11)	The date of grant was February 25, 2021.

(12)	The date of grant was March 23, 2020.

(13)	The date of grant was February 25, 2021.

The Incentive Plan

The following summary of the Incentive Plan is a summary only and does not purport to include all of the terms of the Incentive Plan, and is qualified by the full terms of the Incentive Plan.

We have adopted the Incentive Plan that permits us to grant awards (“Awards”), consisting of stock options, the grant or sale of restricted stock (“Restricted Stock”), the grant of stock appreciation rights (“SARs”), and the grant of hypothetical units issued with reference to our common stock (“Restricted Stock Units” or “RSUs”), for up to 21,000,000 shares of our common stock. The Incentive Plan also permits Oncocyte to issue such other securities as our Board of Directors (the “Board”) or the Compensation Committee (the “Committee”) administering the Incentive Plan may determine. Awards of stock options, Restricted Stock, SARs, and RSUs (“Awards”) may be granted under the Incentive Plan to Oncocyte employees, directors, and consultants.

Awards may vest and thereby become exercisable or have restrictions on forfeiture lapse on the date of grant or in periodic installments or upon the attainment of performance goals, or upon the occurrence of specified events. Awards may not vest, in whole or in part, earlier than one year from the date of grant. Vesting of an Award after the date of grant may be accelerated only in the limited circumstances specified in the Incentive Plan. In the case of the acceleration of vesting of any performance-based Award, acceleration of vesting shall be limited to actual performance achieved, pro rata achievement of the performance goal(s) on the basis for the elapsed portion of the performance period, or a combination of actual and pro rata achievement of performance goals.

No person shall be granted, during any one-year period, options to purchase, or SARs with respect to, more than 1,000,000 shares in the aggregate, or any Awards of Restricted Stock or RSUs with respect to more than 500,000 shares in the aggregate. If an Award is to be settled in cash, the number of shares on which the Award is based shall not count toward the individual share limit.

No Awards may be granted under the Incentive Plan more than ten years after the date upon which the Incentive Plan was adopted by the Board, and no options or SARs granted under the Incentive Plan may be exercised after the expiration of ten years from the date of grant.

Stock Options

Options granted under the Incentive Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended, or “non-qualified” stock options that do not qualify incentive stock options. Incentive stock options may be granted only to Oncocyte employees and employees of subsidiaries. The exercise price of stock options granted under the Incentive Plan must be equal to the fair market of our common stock on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of Oncocyte stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of the common stock on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of common stock (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

The exercise price of an option may be payable in cash or in common stock having a fair market value equal to the exercise price, or in a combination of cash and common stock, or other legal consideration for the issuance of stock as the Board or Committee may approve.

Generally, options will be exercisable only while the optionee remains an employee, director or consultant, or during a specific period thereafter, but in the case of the termination of an employee, director, or consultant’s services due to death or disability, the period for exercising a vested option shall be extended to the earlier of 12 months after termination or the expiration date of the option.

Restricted Stock and Restricted Stock Units

In lieu of granting options, we may enter into purchase agreements with employees under which they may purchase or otherwise acquire Restricted Stock or RSUs subject to such vesting, transfer, and repurchase terms, and other restrictions. The price at which Restricted Stock may be issued or sold will be not less than 100% of fair market value. Employees or consultants, but not executive officers or directors, who purchase Restricted Stock may be permitted to pay for their shares by delivering a promissory note or an installment payment agreement that may be secured by a pledge of their Restricted Stock. Restricted Stock may also be issued for services actually performed by the recipient prior to the issuance of the Restricted Stock. Unvested Restricted Stock for which we have not received payment may be forfeited, or we may have the right to repurchase unvested shares upon the occurrence of specified events, such as termination of employment.

Subject to the restrictions set with respect to the particular Award, a recipient of Restricted Stock generally shall have the rights and privileges of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld for the recipient’s account, and interest may be credited on the amount of the cash dividends withheld. The cash dividends or stock dividends so withheld and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the recipient in cash or, at the discretion of the Board or Committee, in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on the Restricted Stock and, if the Restricted Stock is forfeited, the recipient shall have no right to the dividends.

The terms and conditions of a grant of RSUs shall be determined by the Board or Committee. No shares of common stock shall be issued at the time a RSU is granted. A recipient of Restricted Stock Units shall have no voting rights with respect to the RSUs. Upon the expiration of the restrictions applicable to a RSU, we will either issue to the recipient, without charge, one share of common stock per RSU or cash in an amount equal to the fair market value of one share of common stock.

At the discretion of the Board or Committee, each RSU (representing one share of common stock) may be credited with cash and stock dividends paid in respect of one share (“Dividend Equivalents”). Dividend Equivalents shall be withheld for the recipient’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld. Dividend Equivalents credited to a recipient’s account and attributable to any particular RSU (and earnings thereon, if applicable) shall be distributed in cash or in shares of common stock having a fair market value equal to the amount of the Dividend Equivalents and earnings, if applicable, upon settlement of the RSU. If a RSU is forfeited, the recipient shall have no right to the related Dividend Equivalents.

SARs

An SAR is the right to receive, upon exercise, an amount payable in cash or shares, or a combination of shares and cash, equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of (a) the fair market value of a common share on the date the SAR is exercised, over (b) the exercise price specified in the SAR Award agreement. SARs may be granted either as free-standing SARs or in tandem with options. No SAR may be exercised later than 10 years after the date of grant.

The exercise price of an SAR shall not be less than 100% of the fair market value of one share of common stock on the date of grant. An SAR granted in conjunction with an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that the SAR by its terms shall be exercisable only when the fair market value per share exceeds the exercise price per share of the SAR or related option. Upon any exercise of an SAR granted in tandem with an option, the number of shares for which the related option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares for which an SAR issued in tandem with an option shall be exercisable shall be reduced by the number of shares for which the related option has been exercised.

Repricing Prohibition

The Incentive Plan prohibits any modification of the purchase price or exercise price of an outstanding option or other Award if the change would effect a “repricing’ without shareholder approval. As defined in the Incentive Plan, “repricing” means a reduction in the exercise price of an outstanding option or SAR or cancellation of an “underwater” or “out-of-the-money” Award in exchange for other Awards or cash. An “underwater” or “out-of-the-money” Award is defined to mean an Award for which the exercise price is less than the “fair market value” of Oncocyte common stock. The fair market value is generally determined by the closing price of Oncocyte common stock on the Nasdaq Stock Market LLC or any other national securities exchange or inter-dealer quotation system on which Oncocyte common stock is traded.

Limitation on Share Recycling

Shares subject to an Award shall not again be made available for issuance or delivery under the Incentive Plan if those shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by us to satisfy any tax withholding obligation, (c) shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award, or (d) shares repurchased by us using the proceeds from option exercises. Only shares subject to an Award that is cancelled or forfeited or expires prior to exercise or realization may be regranted under the Incentive Plan.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans other than those described above. We do make contributions to 401(k) plans for participating executive officers and other employees.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of May 16, 2022 concerning beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of 5% or more of our outstanding shares of common stock. Information concerning certain beneficial owners of more than 5% of the outstanding common stock is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G and/or Section 16 reports.

Shareholder	Number of Shares	Percent of Total

Broadwood Partners, L.P. (1) Broadwood Capital, Inc. Neal Bradsher 724 Fifth Avenue, 9th Floor New York, New York 10019	23,778,109	19.99%

Pura Vida Investments, LLC (2) Efrem Kamen 150 East 52nd Street, Suite 32001 New York, NY 10022	21,021,513	17.74%

Halle Special Situations Fund LLC (3) 767 5th Avenue, 44th Floor New York, NY 10153	7,129,456	6.0%

(1)	Includes 23,774,964 shares beneficially owned by Broadwood Partners, L.P. and 3,145 shares owned by Neal Bradsher. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P. Neal Bradsher is the President of Broadwood Capital, Inc. Broadwood Capital, Inc. shares voting power over and may be deemed to beneficially own the 23,774,964 shares owned by Broadwood Partners, L.P. Mr. Bradsher shares voting power over and may be deemed to beneficially own 23,771,033 shares owned by Broadwood Partners, L.P. Broadwood Partners, L.P. also holds (i) 6,003,752 warrants to purchase up to 3,001,876 shares of common stock, and (ii) 5,882.35 shares of Series A Convertible Preferred Stock (“Preferred Stock”) convertible into 3,884,675 shares of common stock. Each of the warrants and the Preferred Stock is subject to a blocker provision that prevents Broadwood Partners, L.P. from exercising or converting the securities, as applicable, if it would be more than a 19.99% beneficial owner of the shares following such exercise or conversion.

(2)	Includes shares and warrants held by Pura Vida Master Fund, Ltd. (the “Pura Vida Master Fund”) and certain separately managed accounts (the “Accounts”). Pura Vida Investments, LLC (“Pura Vida Investments”) serves as the investment manager to the Pura Vida Master Fund and the Accounts. Efrem Kamen serves as the managing member of Pura Vida Investments. Pura Vida Investments and Mr. Kamen may be deemed to have shared voting and dispositive power with respect to the shares owned directly by the Pura Vida Master Fund and the Accounts. Pura Vida Investments and Mr. Kamen disclaim beneficial ownership of those shares except to the extent of their pecuniary interest therein.

(3)	Includes shares held by Halle Special Situations Fund LLC. John Peter Gutfreund is the investment manager and a control person of Halle Capital Partners GP LLC, the managing member of Halle Special Situations Fund LLC. In such capacity, Mr. Gutfreund may be deemed to beneficially own these securities. Halle Special Situations Fund LLC also owns warrants to purchase 3,564,728 shares of common stock, subject to a beneficial ownership limitation of 4.9%. Mr. Gutfreund additionally has the right to acquire 768,941 shares of common stock upon the conversion of certain shares of Preferred Stock, subject to a beneficial ownership limitation of 4.9%.

Security Ownership of Management

The following table sets forth information as of May 16, 2022 concerning beneficial ownership of our common stock and equity awards by each member of the Board of Directors, all Named Executive Officers, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
Ronald Andrews (1)	1,279,860	1.07%

Mitchell Levine (2)	794,661	*	%

Douglas Ross (3)	245,942	*	%

Alfred D. Kingsley (4)	861,523	*	%

Andrew Arno (5)	413,016	*	%

Andrew J. Last (6)	278,690	*	%

Cavan Redmond (7)	426,830	*	%

Melinda Griffith (8)	147,000	*	%

Jennifer Levin Carter (9)	102,000	*	%

All executive officers and directors as a group (12 persons) (10)	4,963,313	4.06%

*Less than 1%

(1)	Includes 969,166 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days, and 17,482 shares that may be acquired upon the exercise of certain warrants. Excludes 1,470,834 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days and 535,000 RSUs that are currently unvested and will not vest within 60 days.

(2)	Includes 704,086 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days, and 3,495 shares that may be acquired upon the exercise of certain warrants. Excludes 466,580 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(3)	Includes 225,625 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 479,375 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(4)	Includes 384,111 shares held solely by Mr. Kingsley, and 75,345 shares held by Greenbelt Corp. and 18,767 shares held by Greenway Partners, LP, which are affiliates of Mr. Kingsley. Mr. Kingsley disclaims beneficial ownership of 15,069 shares held by Greenbelt Corp. Excludes 10,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Includes 383,300 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days.

(5)	Includes 248,520 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 52,447 shares that may be acquired upon the exercise of certain warrants.

(6)	Includes 248,520 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days.

(7)	Includes 263,520 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days and 52,447 shares that may be acquired upon the exercise of certain warrants. Mr. Redmond is not standing for re-election at the Meeting.

(8)	Includes 147,000 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days.

(9)	Includes 102,000 shares that may be acquired through the exercise of stock options that are presently exercisable or that may become exercisable within 60 days.

(10)	Includes 3,684,851 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days, and 125,871 shares that may be acquired upon the exercise of certain warrants. Excludes 3,814,475 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days, and 535,000 RSUs that are currently unvested and will not vest within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shared Facilities Agreement and Relationship with Lineage

During 2009, Oncocyte and Lineage entered into a Shared Facilities Agreement pursuant to which Lineage provided Oncocyte with the use of office and laboratory facilities, laboratory and office equipment and supplies, utilities, insurance, and the services of Lineage employees and contractors, for which we have reimbursed Lineage, either through cash payments, shares of our common stock, or delivering convertible promissory notes. Lineage provided us with the use of its facilities, equipment and supplies, utilities, and personnel at its cost until 2016, and at its cost plus 5% thereafter. Oncocyte ceased using shared services from Lineage during October 2019 and ceased using Lineage’s office and laboratory facilities under the Shared Facilities Agreement effective December 31, 2019 at which time the Shared Facilities Agreement terminated. Total fees incurred under the Shared Facilities Agreement during 2019 were $1.2 million, which have been paid in full.

Prior to January 7, 2021, Lineage beneficially owned more than 5% of the outstanding shares of Oncocyte common stock. Alfred D. Kingsley, who is a member of our Board of Directors, is also a director of Lineage. Broadwood Partners, L.P. (“Broadwood”) beneficially owns more than 5% of the outstanding common shares of Lineage. All of our directors and beneficial owners of more than 5% of our outstanding common stock (“5% Shareholders”) as reported in this Report, in the aggregate beneficially own more than 20% of the outstanding common shares of Lineage. The fact that certain of our directors and 5% Shareholders own Lineage common shares should not be considered to mean that they constitute or are acting in concert as a “group” with respect to those shares or that they otherwise share power or authority to vote or dispose of the shares that each of them own.

Certain Sales of Equity Securities

During March 2018, Oncocyte entered into securities purchase agreements with Broadwood and George Karfunkel, each of whom beneficially own more than 5% of our outstanding common stock, pursuant to which Broadwood purchased 3,968,254 shares of common stock, and Mr. Karfunkel purchased 3,968,254 shares of common stock for $1.26 per share. Under the securities purchase agreements, we agreed to register the shares for resale under the Securities Act of 1933, as amended (the “Securities Act”), not later than 60 days after the closing of the sale of the shares. We also agreed to pay liquidated damages calculated in the manner provided in the securities purchase agreement if we did not file the registration statement in a timely manner. Because the registration statement was not filed as required by the securities purchase agreement, during 2019 we paid $300,000 to Broadwood on account of liquidated damages owed.

During February 2019, Broadwood purchased 533,333 shares of our common stock for $3.75 per share, the same price paid by other investors, in an underwritten public offering of our common stock.

During November 2019, we sold a total of 5,058,824 shares of common stock for $1.70 per share in cash in an offering registered under the Securities Act. Broadwood purchased 1,176,471 shares, and certain funds and accounts managed by Pura Vida Investments (collectively, “Pura Vida”) purchased 2,941,176 shares, on the same terms as other investors.

During January 2020, we sold 768,376 shares of common stock to Broadwood, and 2,755,400 shares of common stock to Pura Vida, for $2.156 per share in an offering registered under the Securities Act.

During April 2020, we sold a total of 4,733,700 shares of common stock for $2.27 per share in cash in an offering registered under the Securities Act. Broadwood purchased 1,050,000 shares, and Pura Vida purchased 600,000 shares, on the same terms as other investors.

During January 2021, we sold a total of 7,301,410 shares of our common stock for $3.424 per share in an offering registered under the Securities Act. Broadwood purchased 1,460,280 shares, and Pura Vida purchased 5,841,130 shares, on the same terms as other investors.

During February 2021, we sold a total of 8,947,000 shares of our common stock for $4.50 per share in an offering registered under the Securities Act. Broadwood purchased 600,000 shares on the same terms as other investors.

During 2021, we entered into a Warrant Exercise Agreement with Broadwood, pursuant to which (i) we agreed to reduce the exercise price of a common stock warrant held by Broadwood to purchase up to 573,461 shares of common stock from $3.25 per share to $3.1525 per share; and (ii) Broadwood agreed to exercise the common stock warrant in full on or prior to September 30, 2021. Shortly after executing the Warrant Exercise Agreement, Broadwood exercised the common stock warrant in full and received 573,461 shares in exchange for payment to us of $1,807,835.81.

Series A Purchase Agreement and Underwriting Agreement

Preferred Stock Offer

On April 13, 2022, Oncocyte entered into the Series A Purchase Agreement with certain investors, including Broadwood, a shareholder currently holding 19.99% of Oncocyte’s outstanding securities as of May 16, 2022, in a registered direct offering of 11,765 total shares of Oncocyte’s Series A Convertible Preferred Stock (the “Preferred Stock”), which shares of Preferred Stock are convertible into a total of 7,689,542 shares of Oncocyte’s common stock, at a conversion price of $1.53 (the “Preferred Stock Offer”). Prior to Broadwood entering into the Series A Purchase Agreement for shares of Preferred Stock, and prior to the Underwritten Offer (defined below), Broadwood (together with its affiliates) beneficially owned approximately 19.3% of our common stock, as reported in its then most recent statement of beneficial ownership on Schedule 13D. Broadwood has a direct material interest in this transaction and purchased 5,882.35 shares in this transaction and on the same terms as other investors.

The purchase price of each share of Preferred Stock was $850, which included an original issue discount to the stated value of $1,000 per share, and Broadwood specifically paid $5,000,000 in connection with its purchase of the Preferred Stock. The closing of the Preferred Stock Offer will occur in two equal tranches of $5,000,000 each for aggregate gross proceeds from both closings of $10,000,000. The first closing will occur on the second trading day following the date that the Secretary of State accepts the Certificate of Determination. The second closing will occur on the earlier of (a) the second (2nd) trading day following the date that we receive notice from an applicable investor to accelerate the second closing and (b) a date selected by us on or after October 8, 2022 and on or prior to March 8, 2023. Broadwood is prohibited from converting shares of Preferred Stock into shares of common stock if, as a result of such conversion, Broadwood, together with its affiliates, would own more than 4.99% of the shares of common stock then issued and outstanding (provided Broadwood may elect, at the first closing, to increase such beneficial ownership limitation solely as to itself up to 19.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion). On April 8, 2024 or the earlier occurrence of certain events or transactions specified in the Series A Purchase Agreement, Oncocyte will mandatorily redeem all of the Preferred Stock from certain investors, including Broadwood, for a cash payment calculated in accordance with the terms of the Series A Purchase Agreement.

Underwritten Offer

Further, on April 13, 2022, Oncocyte entered into an Underwriting Agreement (the “Underwriting Agreement”) with BTIG, LLC as representative of the underwriters named therein (the “Underwriters”), pursuant to which Oncocyte agreed to issue and sell to the Underwriters in an underwritten public offering (the “Underwritten Offer”) shares of common stock and warrants to purchase shares of common stock. Pursuant to this Underwritten Offer, Oncocyte issued to Broadwood (i) 5,220,654 shares of common stock, and (ii) 6,003,752 warrants to purchase up to 3,001,876 shares of common stock at an exercise price of $1.53 per share (the “2022 Warrants”). However, the total number of shares of common stock that Broadwood purchased in the Underwritten Offer was 6,003,752, of which 783,098 existing shares were acquired by the underwriters in the open market and re-sold to Broadwood. Oncocyte issued to Pura Vida, a shareholder currently holding 17.74% of Oncocyte’s outstanding securities as of May 16, 2022, (i) 4,984,093 shares of common stock, and (ii) 5,731,707 2022 Warrants to purchase up to 2,865,853 shares of common stock. However, the total number of shares of common stock that Pura Vida purchased in the Underwritten Offer was 5,731,707, of which 747,614 existing shares were acquired by the underwriters in the open market and re-sold to Pura Vida. Prior to the sale of the common stock and 2022 Warrants to Broadwood and Pura Vida, and prior to Broadwood entering into the Series A Purchase Agreement for shares of Preferred Stock, Broadwood (together with its affiliates) beneficially owned approximately 19.3% of our common stock, as reported in its then most recent statement of beneficial ownership on Schedule 13D, and Pura Vida beneficially owned approximately 15.54% of our common stock, as reported in its then most recent statement of beneficial ownership on Schedule 13G. The 2022 Warrants (i) are currently exercisable, subject to a beneficial ownership limitation that prevents Broadwood and Pura Vida from exercising the 2022 Warrants if they would be more than 19.99% beneficial owners of Oncocyte’s common stock following such exercises, respectively, and (ii) expire on April 19, 2027. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the common stock to the Holder, then this 2022 Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

There is no established public trading market for the 2022 Warrants, and Oncocyte does not expect a market to develop. In addition, Oncocyte does not intend to apply for listing of the 2022 Warrants on the Nasdaq or any other national securities exchange or interdealer quotation system. The aggregate purchase price paid for the 6,003,752 shares of common stock and the 2022 Warrants purchased by Broadwood pursuant to the Underwritten Offer was $7,999,999.54 The aggregate purchase price paid for the 5,731,707 shares of common stock and the 2022 Warrants purchased by Pura Vida pursuant to the Underwritten Offer was $7,637,499.58.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other Oncocyte equity securities.

To our knowledge, based solely on our review of the copies of Forms, 3 and 4 and amendments thereto filed during the last fiscal year, and Forms 5 and amendments thereto filed with respect to the last fiscal year, by the Reporting Persons, or written representation from the Reporting Persons that no Form 5 was required, Mr. Andrews and Li Yu, our Vice President, Controller and Principal Accounting Officer, were each delinquent in filing one Form 4, which each pertained to one transaction being reported late, respectively.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The Board of Directors has selected WithumSmith+Brown, PC (“Withum”) as our independent registered public accountants for the fiscal year ending 2022. Withum has served as our independent registered public accountants since July 19, 2021. The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of Withum to serve as our independent registered public accountants for the fiscal year ending December 31, 2022.

Changes in Certifying Accountant

On July 15, 2021, Withum, an independent registered public accounting firm, acquired certain assets of OUM & Co. LLP (“OUM”), our independent registered public accounting firm since the fourth quarter of 2015, through a transaction in which OUM’s partners and professional staff joined Withum as partners or employees. As a result of this transaction, on July 15, 2021, OUM resigned as our independent registered public accounting firm, and on July 19, 2021 the Audit Committee of our Board of Directors approved the engagement of Withum as our new independent registered public accounting firm.

The audit reports of OUM on the Company’s consolidated financial statements for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2020 and 2019, and through the subsequent interim periods preceding OUM’s resignation, there were no disagreements between us and OUM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of OUM would have caused them to make reference thereto in their reports on our financial statements for such years. During the two most recent fiscal years ended December 31, 2020 and 2019, and through the subsequent interim periods preceding OUM’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided OUM a copy of the disclosures in the Form 8-K dated July 15, 2021 (“Form 8-K”) and we requested that OUM furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with the statements contained in the Form 8-K. A copy of OUM’s letter dated July 20, 2021 was filed as Exhibit 16.1 to the Form 8-K.

During our two most recent fiscal years ended December 31, 2020 and 2019, and through the subsequent interim periods preceding Withum’s engagement, we did not consult with Withum on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and Withum did not provide either a written report or oral advice to us that Withum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement with OUM or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Required Vote

Approval of the selection of Withum to serve as our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present and voting in person or by proxy on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of Withum to audit our financial statements.

We expect that a representative of Withum will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of Withum as Our

Independent Registered Public Accountants for the Fiscal Year Ending December 31, 2022

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

Withum audited our annual financial statements for the fiscal year ended December 31, 2021 and OUM audited our financial statements for the fiscal year ended December 31, 2020. The following table sets forth the aggregate fees billed to us during the fiscal years ended December 31, 2021 and 2020 by Withum and OUM, as applicable, for such years:

	2021(3)	2020
Audit Fees (1)	$269,880	$206,400
Audit Related Fees (2)	358,119	145,202
Total Fees	$627,999	$351,602

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Oncocyte’s annual financial statements included in our Annual Report on Form 10-K, and review of the interim financial statements included in our Quarterly Reports on Form 10-Q, as applicable, and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings.

(3)	Please note that this column for 2021 contains the total fees paid by the Company to Withum (as the successor to OUM) and OUM during the fiscal year 2021.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. During 2021, all of the fees paid to Withum and OUM, as applicable, were approved by the Audit Committee.

PROPOSAL 3: SAY ON PAY PROPOSAL

In accordance with Section 14A of the Securities Exchange Act of 1934 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, we are required to seek, on a non-binding advisory basis, shareholder approval of the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

Our executive compensation program is designed to:

●	Attract, motivate and retain highly-qualified executive officers in a competitive market;
●	Provide compensation to our executives that are competitive and reward the achievement of challenging business objectives; and
●	Align our executive officers’ interests with those of our shareholders by providing a significant portion of total compensation in the form of equity awards.

Our Board of Directors believes that our current executive compensation program has been effective at aligning our executive officers’ interests with those of our shareholders. Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which further discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers.

The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement and vote to approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, is hereby APPROVED.

Required Vote

The affirmative vote of a majority of the shares present and voting at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum, is required to approve, on an advisory basis, the say on pay proposal. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.

Our Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 4: SAY ON PAY FREQUENCY PROPOSAL

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to indicate their preference regarding how often we should provide our shareholders an opportunity to vote, on an advisory basis, on the compensation of our executive officers (commonly known as a “say-on-pay” vote). Shareholders may specify whether they prefer such votes to occur every one (1) year, every two (2) years, or every three (3) years, or they may abstain from voting. The Board of Directors recommends that the Company hold a say-on-pay vote every one (1) year.

Because this is an advisory vote, the result is not binding on the Company or the Board of Directors. Nevertheless, the Board of Directors values the opinions of our shareholders and will give careful consideration to the voting results on this proposal when making future decisions regarding the frequency of say-on-pay votes. Notwithstanding the Board of Directors’ recommendation or the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors including discussions with shareholders or the adoption of material changes to compensation programs.

Required Vote

Whichever option for holding an advisory vote (every 1 year, 2 years, or 3 years) that receives the greatest number of votes will be considered the preferred frequency of the shareholders.

The Board of Directors recommends you vote, on an advisory basis,

to conduct future advisory votes on executive compensation every “ONE YEAR”

PROPOSAL 5

ELIMINATION OF FUNGIBLE SHARE COUNTING PROPOSAL

On May 20, 2022, each of the Board of Directors and the Compensation Committee of our Board of Directors adopted and approved the Fungible Share Counting Amendment, which is subject to approval by our shareholders at the annual meeting. The current Incentive Plan contains a fungible share counting provision, whereby shares of common stock subject to “full value” Awards (i.e., Awards other than stock options and stock appreciation rights (“SARs”)) are counted against the Incentive Plan’s share reserve as two shares for every one share of common stock underlying the Award. The Fungible Share Counting Amendment would eliminate the fungible share counting provision and provide that any shares of common stock granted in connection with any Awards will be counted against the number of shares available for the grant of Awards under the Incentive Plan as one share for every Award.

Reasons for the Elimination of Fungible Share Counting Proposal

Stock options and other equity-based Awards are an important part of employee and director compensation packages. When the Incentive Plan was approved, the Company had originally set up a “fungible share counting” approach for how it would count the grant of common stock for certain Awards against the common stock reserve available under the Incentive Plan for future awards. Under the current Incentive Plan, the second and third sentence of Section 4.1 states that:

4.1 ….. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award.

Relatedly, Section 4.3 currently states:

4.3 Any shares of Common Stock subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section shall be added back as one share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, or (d) shares repurchased by the Company using Option proceeds.

The Compensation Committee and the Board of Directors have determined that the number of shares remaining available for issuance under the Incentive Plan is not sufficient to support the Company’s intended compensation programs. As a result, the Compensation Committee and the Board of Directors propose to eliminate the fungible share counting provision so that each share underlying Awards, regardless of type, will reduce the available number of shares of common stock available under the Incentive Plan by one share and all shares underlying cancelled, forfeited or expired Awards will be returned to the share reserve in the same manner.

The Board of Directors believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Board of Directors strongly believes in aligning the interests of its employees, especially its executive officers, with those of its shareholders. Accordingly, the Company is proposing to amend the Incentive Plan to state that all stock based awards of these shares be counted against the number of shares available under the Incentive Plan as one share for every share subject to such an Award.

Accordingly, the Company wishes to revise this Section 4.1 of the Incentive Plan to state that any shares of common stock granted in connection with any Awards, not just Options and Stock Appreciation Rights, will be counted against the number of shares of common stock available for the grant of Awards under the Incentive Plan as one share for every Award. Essentially, the Company is removing the “fungible share counting” approach which counted certain shares of common stock granted in connection with options and SARs against the Incentive Plan limit as one share versus full-value awards (i.e. all other Awards) which had their grants of common stock counted against the Incentive Plan limit as two shares. As revised, the second and third sentence of Section 4.1 of the Incentive Plan will be revised to read as follows (with changes shown in bold):

4.1 … Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall also be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted in connection with such Award.

Relatedly, Section 4.3 of the Incentive Plan will be amended to read as follows (which changes shown in strikethrough):

4.3 Any shares of Common Stock subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section shall be added back as one share ~~if such shares were subject to Options or Stock Appreciation Rights and also as two (2) shares if such shares were subject to other Awards~~. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, or (d) shares repurchased by the Company using Option proceeds.

A copy of the amended and restated Incentive Plan, as amended on July 24, 2021 and as further amended and restated by the Fungible Share Counting Amendment, is set forth in this proxy statement as Appendix A. For a summary of the key terms of the existing Incentive Plan, see “EXECUTIVE COMPENSATION— The Incentive Plan.”

For a summary of the key tax consequences of participation in the existing Incentive Plan, see “—Federal Income Tax Consequence of Participation in the Incentive Plan” below.

Future Incentive Plan Awards

Awards under the Incentive Plan are within the discretion of our Compensation Committee and Board of Directors. The exercise price and value of each Award will reflect the market price of our common stock at the time of the Award. It is likely that we will add other employees, including officers, for new product development and commercialization if we successfully complete development and commence commercialization of the cancer tests in our product pipeline, and we may add other administrative personnel, including officers, as the need arises or if we expand our operations through the acquisition of other businesses.

Future Awards under the Incentive Plan, including to our non-employee directors and to our officers, are not determinable at this time. Our Compensation Committee and Board of Directors have guidelines for determining option awards based upon the professional level of each employee in the organization, but the ultimate decision to grant Awards will also be based on each employee’s and Oncocyte’s annual performance. Accordingly, the number and value of additional Awards that might be granted to our executive officers and other employees is not presently determinable and the Compensation Committee and the Board of Directors will need flexibility in granting Awards in order to adequately compensate, retain and recruit talented individuals to the Company.

In addition, the Board reviewed the following factors when contemplating this Proposal 5:

●	Number of Shares Remaining Under the Incentive Plan. The following table shows certain information concerning the options outstanding and available for issuance under all of our compensation plans and agreements as of December 31, 2021 (in thousands, except weighted average exercise price):

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants, and Rights(1)	Weighted Average Exercise Price of the Outstanding Options, Warrants, and Rights(1)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(2)
Oncocyte Stock Option Plans Approved by Shareholders	11,602	$3.63	9,006

(1)	Includes both the Incentive Plan and our discontinued 2010 Employee Stock Option Plan.

(2)	All shares remaining available for future issuance are under the Incentive Plan.

Federal Income Tax Consequence of Participation in the Incentive Plan

The following discussion summarizes certain federal income tax consequences of participation in the Incentive Plan. Although we believe the following statements are correct based on existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder, the Code or regulations may be amended from time to time, and future judicial interpretations may affect the veracity of the discussion.

Incentive Stock Options

Under Section 422(a) of the Code, the grant and exercise of an incentive stock option pursuant to the Incentive Plan is entitled to the benefits of Section 421(a) of the Code. Under Section 421(a), an optionee will not be required to recognize income at the time the option is granted or at the time the option is exercised, except to the extent that the optionee is subject to the alternative minimum tax. If the applicable holding periods described below are met, when the shares of stock received upon exercise of an incentive stock option are sold or otherwise disposed of in a taxable transaction, the option holder will recognize compensation income (taxed as a long term capital gain), for the taxable year in which disposition occurs, in an amount equal to the excess of the fair market value of the common stock at the time of such disposition over the amount paid for the shares.

We will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except in connection with a disqualifying disposition as discussed below. No portion of the amount received by the optionee upon the sale of common stock acquired through the exercise of an incentive stock option will be subject to withholding for federal income taxes, or be subject to FICA or state disability taxes, except in connection with a disqualifying disposition.

In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 422 requires that the participant make no disposition of the option shares within two years from the date the option was granted, nor within one year from the date the option was exercised and the shares were transferred to the participant. In addition, the participant must, with certain exceptions for death or disability, be an employee of Oncocyte (or of a parent or subsidiary of Oncocyte, as defined in Section 424(e) and (f) of the Code, or a corporation, or parent or subsidiary thereof, issuing or assuming the option in a merger or other corporate reorganization transaction to which Section 424(a) of the Code applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise. In the event of the death of the participant, the holding periods will not apply to a disposition of the option or option shares by the participant’s estate or by persons receiving the option or shares under the participant’s will or by intestate succession.

If a participant disposes of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the holding period requirements set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the common stock on the date the shares were purchased exceeded the purchase price. The difference between the fair market value of the common stock on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant’s holding period of the shares of common stock. The amount treated as ordinary income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant will be required to reimburse us, either directly or through payroll deduction, for all withholding taxes that we are required to pay on behalf of the participant. At the time of the disposition, we will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant’s ordinary income. We may adopt procedures to assist us in identifying such deductions, and may require a participant to notify us of his or her intention to dispose of any such shares.

Regardless of whether a participant satisfies the requisite holding period for his or her option and shares, the participant may be subject to the alternative minimum tax with respect to the amount by which the fair market value of the common stock acquired exceeded the exercise price of the option on the date of exercise.

Other Options

The Incentive Plan also permits us to grant options that do not qualify as incentive stock options. These “non-qualified” stock options may be granted to employees or non-employees, such as persons performing consulting or professional services for us. An Incentive Plan participant who receives a non-qualified option will not be taxed at the time of receipt of the option, provided that the option does not have an ascertainable value or an exercise price below fair market value of the common stock on the date of grant, but the participant will be taxed at the time the option is exercised.

The amount of taxable income that will be earned upon exercise of a non-qualified option will be the difference between the fair market value of the common stock on the date of the exercise and the exercise price of the option. We will be allowed a business expense deduction to the extent of the amount of the participant’s taxable income recognized upon the exercise of a non-qualified option. Because the option holder is subject to tax immediately upon exercise of the option, there are no applicable holding periods for the stock. The option holder’s tax basis in the common stock purchased through the exercise of a non-qualified option will be equal to the exercise price paid for the stock plus the amount of taxable gain recognized upon the exercise of the option. The option holder may be subject to additional tax on sale of the stock if the price realized exceeds his or her tax basis.

SARs; Restricted Stock; and Restricted Stock Units

A recipient of an SAR will not recognize taxable income upon the grant of the SAR. The recipient of the SAR will recognize ordinary income upon exercise of the SAR in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A recipient of a Restricted Stock Award will not have taxable income upon the grant, unless the Restricted Stock is then vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant. Otherwise, upon vesting of the shares, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A recipient of a Restricted Stock Unit does not recognize taxable income when the Award is granted. When vested Restricted Stock Unit (and dividend equivalents, if any) is settled and distributed, the participant will recognize ordinary income equal to the amount of cash or the fair market value of shares received, less the amount paid for the Restricted Stock Unit, if any.

ERISA

The Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

Required Vote

Approval of the Fungible Share Counting Amendment requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum.

After consideration of these factors, our Compensation Committee and the Board of Directors believe that, in order to fulfill our needs for the near future, the shareholders should vote “FOR” Proposal 5 to amend the Incentive Plan to provide that the any shares of common stock granted in connection with any Awards will be counted against the number of shares available for the grant of Awards under the Incentive Plan as one share for every Award.

PROPOSAL 6: THE PREFERRED STOCK CONVERSION AND WARRANT EXERCISE PROPOSAL

We are asking our shareholders to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of up to 3,844,675 shares of our common stock to Broadwood upon conversion of its shares of Series A Preferred Stock, and the issuance of up to 3,001,876 shares of common stock upon exercise of its 2022 Warrants (issued in Oncocyte’s Underwritten Offer (defined below) in April 2022 and which may be exercised for shares of common stock at a price of $1.53 per share), which would cause Broadwood’s beneficial ownership to exceed 19.99% of the then-outstanding shares of Oncocyte’s common stock. The actual number of shares of common stock that may be issued upon the conversion of Series A Preferred Stock or the exercise of the 2022 Warrants are subject to adjustment for certain actions pertaining to our common stock such as stock dividends, stock splits, reorganizations, or similar events, and approval of the Preferred Stock Conversion and Warrant Exercise Proposal would also approve the issuance of any additional shares of common stock pursuant to the conversion of the Series A Preferred Stock or exercise of the 2022 Warrants as a result of any such adjustments.

Because our common stock is traded on Nasdaq, we are subject to Nasdaq’s rules and regulations. Nasdaq Listing Rule 5635(b) requires a listed company such as Oncocyte to obtain shareholder approval prior to the issuance of its listed shares or other securities convertible into or exercisable for listed shares when the issuance or potential issuance will result in a “change of control” of the company (the “Change of Control Rule”). Although the Nasdaq rules do not expressly define a “change of control,” Nasdaq generally considers that a change of control could occur when, as a result of the issuance, an investor or a group would own 20% or more of the outstanding shares of common stock or voting power of the listed company, or by virtue of the issuance would have the right to acquire additional shares that would increase its beneficial ownership to 20% or more of the outstanding shares of common stock or voting power.

Background

During April 2022, we issued and sold 26,266,417 shares of our common stock and 26,266,417 2022 Warrants to purchase up to 13,133,208.5 shares of our common stock to various investors through an underwritten offering (the “Underwritten Offer”). The shares of common stock and 2022 Warrants were offered and sold in “units” with each unit consisting of one share of common stock and one 2022 Warrant to purchase 0.50 of a share of common stock, at a price of $1.3325 per unit. Our largest shareholder, Broadwood, purchased 6,003,752 shares of common stock and 6,003,752 2022 Warrants, to purchase up to 3,001,876 shares of common stock, in the Underwritten Offer at the same price and on the same terms as other investors who purchased common stock and 2022 Warrants in the Underwritten Offer. Concurrent with the Underwritten Offer, we entered into Securities Purchase Agreements of like tenor with certain institutional investors, including Broadwood, pursuant to which those investors agreed to purchase and we agreed to sell to them a total of 11,765 shares of Series A Preferred Stock at a subscription price of $850 per share (the “Preferred Stock Offer”). Broadwood agreed to purchase 5,882.35 shares of Series A Preferred Stock in the Preferred Stock Offer. Further information concerning Broadwood’s participation as an investor in the Underwritten Offer and Preferred Stock Offer can be found elsewhere in this Proxy Statement under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—Certain Sales of Equity Securities – Securities Purchase Agreement and Underwriting Agreement.”

Prior to the sale of the Series A common stock and 2022 Warrants to Broadwood, and prior to Broadwood entering into the Securities Purchase Agreement for shares of Series A Preferred Stock, Broadwood (together with its affiliates) beneficially owned approximately 19.3% of our common stock, as reported in its then most recent statement of beneficial ownership on Schedule 13D. Because the sale of the Series A Preferred Stock and 2022 Warrants to Broadwood would have caused its beneficial ownership of our common stock to exceed 20%, thereby invoking the Nasdaq Change of Control Rule requiring shareholder approval, Broadwood invoked provisions of the Series A Preferred Stock and the 2022 Warrants it owns that impose a “19.99% blocker” intended to prevent Broadwood from acquiring shares of common stock upon conversion of the Series A Preferred Stock (whether such conversion is at Broadwood’s election or at Oncocyte’s election) or upon the exercise of the 2022 Warrants if, as a result of such conversion or exercise as applicable, Broadwood, together with its affiliates, would beneficially own more than 19.99% of the shares of our common stock then issued and outstanding. For purposes of the 19.99% blocker, Broadwood’s beneficial ownership of Oncocyte common stock will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Under the terms of the Securities Purchase Agreement pursuant to which Broadwood has agreed to purchase shares of Series A Preferred Stock, and under the terms of the 2022 Warrants, we have agreed to use our reasonable best efforts to obtain shareholder approval of the issuance of shares of common stock in excess of the 19.99% blocker limitation upon the conversion of the Series A Preferred Stock or exercise of the 2022 Warrants by Broadwood, as applicable.

Possible Consequences of the Preferred Stock Conversion and Warrant Exercise Proposal

Broadwood is presently our largest shareholder and, together with its affiliates, beneficially owns 23,778,109 shares of our common stock representing approximately 19.99% of the outstanding shares of common stock as of May 16, 2022 as reported by Broadwood in an amendment to its statement of beneficial ownership on Schedule 13D. If the Preferred Stock Conversion and Warrant Exercise Proposal is approved, and all of the shares of Series A Preferred Stock and 2022 Warrants held by Broadwood are subsequently converted or exercised, as applicable, an additional 6,846,551 shares of common stock will be issued to Broadwood, bringing the beneficial ownership of Broadwood and its affiliates to approximately 25.84% of the shares of our common stock outstanding as of May 16, 2022. The actual percentage of our outstanding shares of common stock that Broadwood would hold following the conversion of its shares of Series A Preferred Stock or exercise of its 2022 Warrants will depend upon the number of shares of our common stock outstanding at the time the conversion or exercise occurs, and the number of shares of common stock then beneficially owned by Broadwood otherwise than through the conversion of its Series A Preferred Stock or exercise of its 2022 Warrants.

An increase in Broadwood’s ownership of our common stock through conversion of its Series A Preferred Stock or exercise of its 2022 Warrants could enable Broadwood to exercise a more significant level of influence over all matters requiring shareholder approval, including matters such as the election of directors, mergers, acquisitions and other extraordinary transactions, and the adoption or amendment of equity compensation plans for our officers, employees, and directors. This concentration of ownership also could have the effect of delaying, preventing or deterring a change of control of Oncocyte even if a third-party proposal for a change of control would be in the best interest of our shareholders as a group. In addition, once Broadwood beneficially owns 20% or more of our common stock, no further shareholder approval would be required under the Nasdaq “Change of Control Rule” for future issuances of additional shares of Oncocyte common stock or other securities convertible into or exercisable or exchangeable for common stock to Broadwood.

Our Amended and Restated Bylaws allow shareholders to cumulate votes in the election of directors under certain circumstances. Cumulative voting entitles a shareholder to cast a number of votes equal to the number of shares of common stock owned multiplied by the number of directors to be elected, and allow a shareholder to vote all of those shares for a single candidate of their choice or to allocate those votes to two or more candidates of their choice. By increasing its ownership of our common stock, Broadwood might be able to elect to our Board of Directors one or more nominees of Broadwood’s choosing at a future annual or special meeting of our shareholders, depending on the number of shares of our common stock then outstanding, the number of directors to be elected, and the number of votes cast by other shareholders.

The issuance of additional shares of common stock to Broadwood as a result of the conversion of Broadwood’s Series A Preferred Stock or exercise of its 2022 Warrants would also reduce the percentage interest of our other shareholders in our earnings and assets available for distribution to holders of common stock as dividends or upon any liquidation or other fundamental transaction. Also, although the exercise of the 2022 Warrants would be anti-dilutive based on the $1.53 exercise price and the book value per share of our common stock as of December 31, 2021, the exercise of the 2022 Warrants could have a dilutive effect on the interest of our other shareholders in the book value per share of our common stock in future if that book value were to increase to an amount greater than the exercise price of the 2022 Warrants.

Effect on Our Shareholders if the Preferred Stock Conversion and Warrant Exercise Proposal is Not Approved

If our shareholders do not approve the Preferred Stock Conversion and Warrant Exercise Proposal, neither Broadwood nor Oncocyte would be able to exercise their respective rights to convert Broadwood’s Series A Preferred Stock into common stock, and Broadwood would not be able to exercise its 2022 Warrants, if such conversion or exercise, as applicable, would result in Broadwood beneficially owning more than 19.99% of our common stock outstanding immediately after such conversion or exercise.

If the Preferred Stock Conversion and Warrant Exercise Proposal is not approved by our shareholders, then Broadwood could decide to sell some of its shares of common stock so that its beneficial ownership would not equal or exceed 20% of the outstanding common stock. Any such sales could have a depressing effect on the market price of our common stock.

Additionally, to the extent that Broadwood is not able to exercise its 2022 Warrants, we will not receive the cash proceeds of $1.53 per share that we might otherwise receive from the exercise of those 2022 Warrants, unless Broadwood is able to find a third party to acquire the 2022 Warrants from Broadwood and then exercise them. To the extent that Broadwood’s shares of Series A Preferred Stock cannot be converted into common stock, we would continue to be obligated to pay, or to accrue and pay upon redemption, the 6% cumulative compounded dividend on the shares of Series A Preferred Stock that could not be converted into common stock as long as Broadwood or its affiliates continue to hold the Series A Preferred Stock.

Further, Broadwood has been the largest contributor of capital to Oncocyte through our prior public and private equity offerings. If the Preferred Stock Conversion and Warrant Exercise Proposal is not approved by our shareholders at the Annual Meeting, Broadwood, based on its present percentage of beneficial ownership of our common stock, could decline to participate, or could materially limit the amount of its participation, in any future equity offerings by Oncocyte to raise capital needed for our operations or for strategic transactions such as the acquisition of other companies, products, or technologies. Any determination by Broadwood to not provide capital or to limit the amount of capital it would be willing to provide to Oncocyte in the future could impair our ability to finance our operations or our ability to take advantage of acquisition opportunities, if any, for the growth of our business. Either result could have a materially negative impact on our financial condition, our business, and the value of the shares of common stock held by other shareholders.

Finally, we have agreed that if our shareholders do not approve the Preferred Stock Conversion and Warrant Exercise Proposal at the Annual Meeting, we will resubmit the Preferred Stock Conversion and Warrant Exercise Proposal to our shareholders for approval every four months until shareholder approval is obtained. The obligation to resubmit the Preferred Stock Conversion and Warrant Exercise Proposal to our shareholders would cause us to incur additional expenses of calling one or more special meetings of shareholders or soliciting written consents in lieu of special meetings, until the requisite shareholder approval is attained.

Certain Considerations by Our Directors

Prior to commencing the Underwritten Offer and the Preferred Stock Offer, Oncocyte’s Board of Directors and its Pricing Committee determined that (i) the issuance of the Series A Preferred Stock (and common stock upon conversion of the Series A Preferred Stock into common stock), and (ii) the issuance of the 2022 Warrants and the issuance of common stock upon exercise of the 2022 Warrants were in the best interests of Oncocyte and its shareholders. In making this determination, the Board of Directors and the Pricing Committee considered certain factors including, without limitation, (i) Oncocyte’s financial position, including its cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for Oncocyte’s operations in the near term, (iii) management’s recent efforts in negotiating a capital raise, including alternative potential sources of capital and the proposed type and amount of securities that potential investors might be interested in purchasing and the potential terms of such transactions, (iv) the amount of securities to be offered and sold in the Underwritten Offer and the Preferred Stock Offer, (v) prices at which Oncocyte’s common stock has been trading on Nasdaq, including the most recent closing price reported, and the average daily trading volume of the common stock, (vi) conditions in the capital markets, and uncertainties as to future market and economic conditions, (vii) the fairness to Oncocyte of the sale of the common stock and 2022 Warrants in the Underwritten Offer and the sale of Series A Preferred Stock in the Preferred Stock Offering, including but not limited to the proposed terms of the 2022 Warrants and Series A Preferred Stock.

In addition, because Broadwood beneficially owns more than 5% of the outstanding shares of our common stock, the sale of shares of common stock and 2022 Warrants to Broadwood in the Underwritten Offer, and the sale of shares of Series A Preferred Stock to Broadwood in the Preferred Stock Offer, were considered and ratified by the Nominating/Corporate Governance Committee of our Board of Directors, pursuant to our Related Person Transaction Policy. No representatives of Broadwood participated in the proceedings of the Nominating/Corporate Governance Committee considering and ratifying the sale of those securities to Broadwood.

In ratifying the sale of shares of common stock, 2022 Warrants, and Series A Preferred Stock to Broadwood, the Nominating/Corporate Governance Committee considered the following factors to the extent they determined such factors to be relevant under the Related Person Transactions Policy:

●	Broadwood’s interest in the Underwritten Offer and Preferred Stock Offer;

●	the approximate total consideration to Broadwood from the sale of shares of common stock, Series A Preferred Stock, and 2022 Warrants to it;

●	the approximate dollar value of the amount of Broadwood investment in the shares of common stock and 2022 Warrants sold to it in the Underwritten Offer and the amount of its investment in the Series A Preferred Stock;

●	the transactions were undertaken in the ordinary course of Oncocyte’s financing activities;

●	the availability of other sources of financing;

●	the purpose and the potential benefits of the transactions to Oncocyte; and

●	such other information regarding the transactions and Broadwood that, in the context of the sale of common stock, Series A Preferred Stock, and Warrants, the members of the Nominating/Corporate Governance Committee believed could be material to investors in light of the circumstances of the transactions.

Without limiting the foregoing, the Nominating/Corporate Governance Committee considered (i) Broadwood’s participation as a long-term investor in Oncocyte, including providing Oncocyte with equity financing through a number of public and private securities offerings, (ii) Broadwood’s participation as an investor in the Underwritten Offer and Preferred Stock Offer was at the same prices and same terms as the other investors who purchased securities form Oncocyte in those offerings; and (iii) the number of shares of our common stock beneficially owned by Broadwood both before and after its purchase of common stock and 2022 Warrants through the Underwritten Offer, and Series A Preferred Stock through the Preferred Stock Offer, and the percentage of Oncocyte’s outstanding common stock represented by such beneficial ownership with and without giving effect to the 19.99% blocker.

As discussed in the section of this Proxy Statement captioned “ELECTION OF DIRECTORS – Director Independence,” the members of the Nominating/Corporate Governance Committee qualify as “independent” under Nasdaq Rule 5605(a)(2). Our Related Person Transaction Policy applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of the outstanding shares of our common stock, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy. We refer to those transactions as Related Person Transactions. A Related Person Transaction will be subject to review and approval by our Nominating/Corporate Governance Committee prior to effectiveness or consummation, to the extent practical, or approval by ratification after the transaction if prior approval is not practicable. The Nominating/Corporate Governance Committee will review the relevant information available to it about the Related Person Transaction and may approve or ratify the Related Person Transaction only if the Nominating/Corporate Governance Committee determines that, under the circumstances, the transaction is in, or is not in conflict with, Oncocyte’s best interests.

Vote Required to Approve the Preferred Stock Conversion and Warrant Exercise Proposal

Approval of the Preferred Stock Conversion and Warrant Exercise Proposal requires the affirmative vote of a majority of the shares of common stock present and voting on the matter at the Meeting, provided that the affirmative vote constitutes a majority of a quorum. However, under Nasdaq’s Rules the shares of common stock purchased by Broadwood in the Underwritten Offer may not be voted for purposes of approval of the Preferred Stock Conversion and Warrant Exercise Proposal because those shares are treated by Nasdaq as being a part of the same transaction through which the 2022 Warrants were acquired by Broadwood.

Unless otherwise directed by the shareholders, proxies will be voted FOR approval of this proposal.

The Board of Directors Recommends a Vote “FOR” the Preferred Stock Conversion and Warrant Exercise Proposal

PROPOSALS OF SHAREHOLDERS

Under our bylaws, shareholders who intend to present a proposal for action at our 2023 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not earlier than March 17, 2023 and not later than April 16, 2023. Any such proposal must comply with the requirements set forth in our bylaws.

Shareholders who intend to present a proposal for action at our 2023 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than February 8, 2023 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2021, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of Oncocyte.

HOW TO ATTEND THE ANNUAL MEETING

IMPORTANT NOTICE:

If you plan to attend the Meeting in person please be aware that in-person attendance could be prohibited or limited by federal, state, or local orders due to the Covid-19 pandemic. We may issue a press release or post on our website or use other communication methods to notify our shareholders of any such limitations that may be imposed and remain in effect after the date of this Proxy Statement. However, due to changing circumstances we may not be able to give advance notice of the number of persons, if any, that may be permitted to attend the Meeting in person. As explained below, we have made arrangements for our shareholders to attend the Meeting online in lieu of attending in person.

Whether you plan to attend the Meeting in person or online, we encourage you to sign and return the enclosed proxy card and indicate how you wish your shares to be voted at the Meeting. If you do attend the Meeting you will be able to revoke your proxy and vote at the Meeting by following the instructions in this Proxy Statement. If you are unable to attend the Meeting and you do not revoke your proxy, your shares will be voted as indicated on your proxy card.

Attending the Meeting in Peron

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting in person upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting in person, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your Proxy Statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own Oncocyte shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker or bank, before the Meeting, the proxy form from your broker or bank that accompanied this Proxy Statement.

Participating in the Meeting Online

This year we have made arrangements for our shareholders to attend and vote at the Meeting online through electronic video screen communication. Shareholders who wish to attend the Meeting online you will need to gain admission in the manner described below. Shareholders who follow the procedures for attending the Meeting online will be able to vote at the Meeting and ask questions. If you do not comply with the procedures described here for attending the Meeting online, you will not be able to participate and vote at the Meeting online but may view the Meeting webcast by visiting https://web.lumiagm.com/259974801 and following the instructions to log in as a guest using the password oncocyte2022.

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), to attend and participate in the Meeting online you will need to visit https://web.lumiagm.com/259974801 and use the control number on your proxy card to log on. The password for the Meeting is oncocyte2022.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) and you wish to participate and vote online at the Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. After obtaining a valid legal proxy from your broker, bank or other agent, you must register to attend the Meeting by submitting proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC to receive an 11-digit control number that may be used to access the Meeting online. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on July 8, 2022, five business day before the Meeting.

You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Meeting and vote your shares at https://web.lumiagm.com/259974801 during the Meeting. The password for the meeting is oncocyte2022. Follow the instructions provided to vote. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.

By Order of the Board of Directors,

Peter Hong

Secretary

June 8, 2022

APPENDIX A

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ONCOCYTE CORPORATION

1. Purpose; Eligibility.

1.1 General Purpose. The name of this plan is the Oncocyte Corporation Amended and Restated 2018 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) amend and restate, in its entirety, the Oncocyte Corporation 2018 Equity Incentive Plan, originally adopted by the Board on July 2, 2018 and amended on June 24, 2021; (b) enable the Company, to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (c) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (d) promote the success of the Company’s business.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company.

1.3 Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, and (d) Stock Awards.

2. Definitions.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, or a Stock Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of Oncocyte, as constituted at any time.

“Cause” means:

With respect to any Employee or Consultant: (a) If the Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (b) If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving wilful malfeasance or material fiduciary breach with respect to the Company or an Subsidiary; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) wilful conversion or misappropriation of corporate funds; (iv) gross negligence or wilful misconduct with respect to the Company or an Subsidiary; or (v) material violation of any state or federal securities law.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:(a) malfeasance in office; (b) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the director’s appointment; (d) wilful conversion or misappropriation of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company; (b) the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company; (c) the acquisition by any Person of Beneficial Ownership of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (d) of this definition or (D) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or (d) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common shares, no par value per share, of Oncocyte, or such other securities of the Oncocyte as may be designated by the Board or Committee from time to time in substitution thereof.

“Company” means Oncocyte and any or all of its Subsidiaries.

“Consultant” means any individual who is engaged by the Company to render consulting or advisory services.

“Continuous Service” means that the Participant’s service with the Company, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service (such as a change of employment from one Subsidiary to another Subsidiary), provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee to a Director will not constitute an interruption of Continuous Service. The Board or Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or Committee, such as sick leave, military leave, or any other personal or family leave of absence.

“Director” means a member of the Board.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined by the Board or Committee or under procedures adopted by the Board or Committee. Except for a determination of Disability within the meaning of Section 22(e)(3) of the Code for purposes of an Incentive Stock Option, the Board or Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company in which a Participant participates.

“Effective Date” shall mean July 2, 2018.

“Employee” means any person employed by the Company; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent corporation within the meaning of Code Section 424. Mere service as a Director or payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any national stock exchange, inter-dealer quotation system, or over-the-counter market that reports closing prices, including without limitation, the New York Stock Exchange, NYSE MKT, or the OTC Bulletin Board, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal or such other source as the Board or Committee deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board or Committee, using such methods as the Board or Committee determines to be reasonable under the circumstances, and such determination shall be conclusive and binding on all persons.

“Free Standing Rights” has the meaning set forth in Section 7.1(a).

“Good Reason” means: (a) if an Employee or Consultant is a party to an employment or service agreement with the Company and such agreement provides for a definition of Good Reason, the definition contained therein; or (b) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material increase in the Participant’s duties (other than by way of promotion attendant with additional responsibilities, authority or title and an increase in salary commensurate therewith), (ii) any material diminution of responsibilities, authority, title, status or reporting structure; (iii) a material reduction in the Participant’s base salary or bonus opportunity; or (iv) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Board or Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Oncocyte” means Oncocyte Corporation, a California corporation, and any successor company or any parent company.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means one or more goals established by the Board or Committee that must be attained by Oncocyte or a Subsidiary, or a division, business unit or operational unit of Oncocyte or a Subsidiary in order for an Award to vest or for the determination of the amount of an Award. A Performance Goal may be based on financial results or performance or upon the attainment of any other goal or milestone designated by the Board or Committee such as, by way of example only and not by way of limitation, the attainment of a specified amount of sales, revenues, or net income, an increase in the Fair Market Value of the Common Stock, or the commencement or successful completion of a clinical trial of a new drug, biological product, or medical device.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; and (b) in conjunction with the exercise of an Option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder’s behalf, to the extent necessary to obtain funds required to pay the exercise price of the option, provided that the Fair Market Value of the Common Stock determined as of the date immediately before the date of such transfer exceeded the exercise price of the Option.

“Plan” means this Oncocyte Corporation Amended and Restated 2018 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Period” has the meaning set forth in Section 7.2(a).

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock Award” means any Award granted pursuant to Section 7.2(a).

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Subsidiary” means (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

“Voting Securities” means any class or series of stock or other securities entitling the holder vote for the election of Directors generally, but shall exclude any such security that entitles the holder to designate, appoint, or vote for the election of a minority of the Directors.

3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Board or, in the Board’s sole discretion, by a Committee. Subject to the terms of the Plan, the Board or Committee shall have the authority:

(a) to construe and interpret the Plan and apply its provisions;

(b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(e) from time to time to select those Participants to whom Awards shall be granted;

(f) to determine the number of shares of Common Stock to be made subject to each Award;

(g) to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(h) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, and vesting provisions (subject to Section 3.5), and to specify the provisions of the Award Agreement relating to such grant;

(i) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that no such amendment shall accelerate the vesting date of any Award except as otherwise permitted by the Plan; and provided, further, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(j) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(k) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments;

(l) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Board or Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective. As used in this paragraph, repricing means (i) reduction in the exercise price of an outstanding Option or SAR, and (ii) cancellation of an “underwater” or “out-of-the money” Award in exchange for other Awards or cash. An “underwater” or “out-of-the money” Award is one for which the exercise price is greater than the Fair Market Value of the underlying Common Stock.

3.2 Decisions Final. All decisions made by the Board or Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants.

3.3 Delegation. The Board may delegate administration of the Plan to a committee or committees of the Board, and the term “Committee” shall apply to any such committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4 Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors.

3.5 Acceleration of Vesting. The Committee or the Board of Directors shall not approve the acceleration of vesting of any Award, or provide for the acceleration of vesting of any Award in any Award Agreement, employment agreement or other agreement with a Participant, except in connection with the termination of Continuous Service of a Participant as a result of (a) death or Disability of the Participant, (b) termination of the employment or Continuous Service of a Participant by the Company without Cause, or by the Participant for Good Reason, or (c) termination of the employment or Continuous Service of a Participant by the Company or a successor in interest without Cause, or by the Participant for Good Reason, following a Change in Control. In the case of the acceleration of vesting of any performance-based Award, acceleration of vesting shall be limited to actual performance achieved, pro rata achievement of the performance goal(s) on the basis for the elapsed portion of the performance period (as determined by the Committee or the Board), or a combination of actual and pro rata achievement of performance goals.

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 11, a total of 21,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall also be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2 Subject to adjustment in accordance with Section 11, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock and Stock Appreciation Rights with respect to more than 1,000,000 shares of Common Stock in the aggregate or any other Awards with respect to more than 500,000 shares of Common Stock in the aggregate. If an Award is to be settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.

4.3 Any shares of Common Stock subject to an Award that is cancelled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section shall be added back as one share. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award, or (d) shares repurchased by the Company using Option proceeds.

5. Eligibility.

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors. Awards may be granted to individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors; provided that such grant and the Grant Date shall become effective only the individual becoming an Employee, Consultant or Director.

5.2 Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6. Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. An Option shall expire, and thereafter no longer be exercisable, on such date as the Board or Committee may designate; provided, however, no Option shall be exercisable after the expiration of 10 years from the Grant Date, and no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of 5 years from the Grant Date. The expiration date of each Option shall be stated in the Award Agreement pertaining to the Option.

6.2 Exercise Price of An Incentive Stock Option. Subject to the provisions of Section 5.2 pertaining to Incentive Stock Options granted to Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3 Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4 Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) to the extent approved by the Board or Committee, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker pursuant to which the broker exercises or arranges for the coordination of the exercise of the Option with the sale of some or all of the underlying Common Stock; (iii) any combination of the foregoing methods; or (iv) in any other form of consideration that is legal consideration for the issuance of Common Stock and that may be acceptable to the Board or Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any national securities exchange or an interdealer quotation system, or is traded in an over-the-counter market that reports closing prices) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5 Transferability of An Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

6.6 Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Board or Committee, be transferable to a Permitted Transferee, upon approval by the Board or Committee, to the extent provided in the Award Agreement or by subsequent consent granted by the Board or Committee. If the Non-qualified Stock Option does not provide for transferability or consent to transfer to a Permitted Transferee is not granted by the Board or Committee, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

6.7 Vesting of Options. Each Option shall vest and therefore become exercisable in periodic instalments as determined by the Board or Committee or based upon the attainment of a Performance Goal or the occurrence of a specified event; provided, however, that no Option shall vest, in whole or in part, earlier than one year from the date of grant, except as permitted by Section 3.5. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock.

6.8 Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board or Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9 Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10 Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11 Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, executor, or personal representative, by a person who acquired the right to exercise the Option by bequest, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7. Provisions of Awards Other Than Options.

7.1 Stock Appreciation Rights.

(a) General

Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7.1, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under the Plan (“Related Rights”).

(b) Grant Requirements

Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c) Term of Stock Appreciation Rights

The term of a Stock Appreciation Right granted under the Plan shall be determined by the Board or Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

(d) Vesting of Stock Appreciation Rights

Each Stock Appreciation Right shall vest and therefore become exercisable in periodic instalments as determined by the Board or Committee or based upon the attainment of a Performance Goal or the occurrence of a specified event; provided, however, that no Stock Appreciation Right shall vest, in whole or in part, earlier than one year from the date of grant, except as permitted by Section 3.5. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.

(e) Exercise and Payment

Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right shall be made on the date of exercise. Payment shall be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Board Committee in its sole discretion), cash or a combination thereof, as determined by the Board or Committee.

(f) Exercise Price

The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Board or Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of the Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof. No Stock Appreciation Rights may be granted in tandem with an Option unless the Board or Committee determines that the requirements of Section 7.1(b) are satisfied.

(g) Reduction in the Underlying Option Shares

Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.

7.2 Stock Awards.

(a) General

A Stock Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock. A Stock Award may, but need not, provide that such Stock Award may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Board or Committee shall determine (the “Restricted Period”). Each Stock Award granted under the Plan shall be evidenced by an Award Agreement. Each Stock Award so granted shall be subject to the conditions set forth in this Section 7.2, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Restricted Stock and Restricted Stock Units

(i)	Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the applicable payment terms, if any, for the Restricted Stock, and restrictions and other terms and conditions applicable to such Restricted Stock.

(ii)	Restricted Stock may be issued to a Participant without payment or without the delivery of a promissory note or instalment payment agreement only for services actually performed by the Participant prior to the issuance of the Restricted Stock.

(iii)	In the case of Restricted Stock sold to a Participant on an instalment payment basis, the Company may require, as a condition of the grant, that the Participant execute and deliver to the Company a promissory note or instalment payment agreement and a stock pledge or security agreement, and a blank stock power with respect to the Restricted Stock, in such form and containing such terms as the Board or Committee may require. No Restricted Stock shall be sold to an Officer or Director on instalment payment terms that would constitute an extension of credit in violation of in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002.

(iv)	If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(v)	If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, a promissory note or instalment payment agreement, stock pledge or security agreement, escrow agreement, and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Board or Committee. The cash dividends or stock dividends so withheld and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Board or Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(vi)	The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board or Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Board or Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Restrictions

(i)	Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)	Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)	The Board or Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate; provided, that the removal of such restrictions shall not occur earlier than one year from the date of grant of the Award except as permitted by Section 3.5.

(d) Restricted Period

With respect to Stock Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Board or Committee in the applicable Award Agreement; provided, however, that the Restricted Period shall not expire earlier than one year from the date of grant, except as permitted by Section 3.5.

(e) Delivery of Restricted Stock and Settlement of Restricted Stock Units

Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (provided, that no fractional shares shall be issued) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Company may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to each Vested Unit.

(f) Stock Restrictions

Each certificate representing Restricted Stock awarded under the Plan shall, in addition to any other legends as may be required by law or by the Board or Committee, bear a legend to the following effect:

THESE SHARES MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY

8. Securities Law Compliance. All Awards, including all Options, Stock Appreciation Rights, and Stock Awards granted under the Plan shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing upon any securities exchange, or the registration under the Securities Act, or registration or qualification under any state law is required for the grant, exercise, issue , or sale of any Options, Stock Appreciation Rights, Common Stock, or Restricted Stock Units under the Plan, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection therewith, such Option, Stock Appreciation Rights, or Stock Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee. Furthermore, if the Board or the Committee determines that any amendment to any Award (including, but not limited to, an increase in the exercise price of any Option or Stock Award) is necessary or desirable in connection with the registration or qualification of any of its shares under any state securities or “blue sky” law, then the Board or the Committee shall have the unilateral right to make such changes without the consent of the Participant to whom the Award was granted.

(a) Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (i) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

(b) Except as may otherwise be required by the Securities Act, the Company shall not be required to register under the Securities Act the Plan, any Award or any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or any Common Stock issued or issuable pursuant to any such Award, and the Company shall have no liability for any delay in issuing or failure to issue or sell any Option, Stock Appreciation Right, Common Stock, or Restricted Stock Unit prior to the date on which a registration statement under the Securities Act becomes effective with respect to the offer, sale, and issuance of such Award, Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Common Stock.

9. Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10. Miscellaneous.

10.1 Acceleration of Exercisability and Vesting. The Board or Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2 Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 11 hereof.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company in the capacity in effect at the time the Award was granted or shall affect the right of the Company to terminate (a) the employment of an Employee with or without notice and with or without Cause, except as may otherwise be provided in a written employment agreement between the Company and the Participant, or (b) the service of a Director pursuant to the By-laws of Oncocyte or an Subsidiary, and any applicable provisions of the corporate law of the state in which Oncocyte or the Subsidiary is incorporated, as the case may be.

10.4 Withholding Obligations. To the extent provided by the terms of an Award Agreement or as may be approved by the Board or Committee, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock.

11. Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, including the exercise price of Options and Stock Appreciation Rights and the number of shares of Common Stock subject to such Options, Stock Appreciation Rights, or Stock Awards, the maximum number of shares of Common Stock subject to all Awards stated in Section 4, and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 11, unless the Board or Committee specifically determines that such adjustment is in the best interests of the Company, Board or the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12. Effect of Change in Control.

12.1 In the discretion of the Board and the Committee, any Award Agreement may provide, or the Board or the Committee may provide by amendment of any Award Agreement or otherwise (including in a written employment agreement), notwithstanding any provision of the Plan to the contrary, that in the event of a Change in Control, Options and/or Stock Appreciation Rights shall become immediately exercisable with respect to all or a specified portion of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to all or a specified portion of the shares of Restricted Stock or Restricted Stock Units, if after such Change in Control the employment or Continuous Service of the Participant is terminated by the Company or its successor in interest without Cause or is terminated by the Participant for Good Reason.

12.2 In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected Participant, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such vested Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

12.3 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

13. Amendment of the Plan and Awards.

13.1 Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, and Section 13.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

13.2 Shareholder Approval. The Board may, in its sole discretion, submit any amendment to the Plan or any Award for shareholder. If any Award is granted under the Plan prior to the date that the Plan has been approved by the shareholders of Oncocyte, such Award shall be contingent upon the approval of the Plan by the shareholders of Oncocyte. Further, the Board or Committee may make the payment of any Award contingent upon shareholder approval.

13.3 No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and the Participant consents in writing, or (b) the Award was granted subject to the terms of the amendment.

14. General Provisions.

14.1 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

14.2 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.3 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.4 Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5 Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

14.6 Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

14.7 Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 11.

14.8 Delivery. Subject to Section 8 and Section 7.2(c), upon exercise of an Option or Stock Appreciation Right or Restricted Stock Unit granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. A period of 30 days shall be considered a reasonable period of time.

14.9 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Board or Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded down, forfeited, or otherwise eliminated.

14.10 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

14.11 Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

14.12 Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

14.13 Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.13, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.14 Expenses. The costs of administering the Plan shall be paid by the Company.

14.15 Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

14.16 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

14.17 Non-Uniform Treatment. The determinations of the Board or Committee under the Plan need not be uniform and may be made selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Board and Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

15. Effective Date of Plan. The Plan shall become effective as of the Effective Date, but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16. Termination or Suspension of the Plan. The Plan shall terminate automatically on July 2, 2028 which is ten years from the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date.

17. Effect of Dissolution, Merger or Other Reorganization. Upon the dissolution or liquidation of Oncocyte, or upon a reorganization, merger or consolidation of Oncocyte as a result of which the outstanding Common Stock or other securities of the class then subject to Awards are changed into or exchanged for cash or property or securities not of Oncocyte’s issue, or upon a sale of substantially all the property of Oncocyte to, or the acquisition of more than eighty percent (80%) of the Voting Securities of Oncocyte then outstanding by, another corporation or person, this Plan shall terminate, and all unexercised Awards theretofore granted hereunder shall terminate, unless provision can be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Awards theretofore granted, or the substitution for Awards options or other rights covering the shares of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Awards theretofore granted shall continue in the manner and under the terms so provided, subject to such adjustments. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of Oncocyte or any Subsidiary or parent corporation to make adjustments, reclassifications, reorganizations or changes or its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

18. Choice of Law. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

ANNUAL MEETING OF SHAREHOLDERS OF

ONCOCYTE CORPORATION

July 15, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20633040300030001000 2 071522

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS NUMBER 2, 3, 5 AND 6 AND FOR "1 YEAR" ON PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ RONALD ANDREWS
- ○ ANDREW ARNO
- ○ JENNIFER LEVIN CARTER
- ○ MELINDA GRIFFITH
- ○ ALFRED D. KINGSLEY
- ○ ANDREW J. LAST

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratifying appointment of independent registered public accountants;	☐	☐	☐
3. Approval, on an advisory basis, of named executive officer compensation in fiscal 2021;	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and	☐	☐	☐	☐

I WISH TO ATTEND AND VOTE SHARES AT THE MEETING ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ONCOCYTE CORPORATION

July 15, 2022

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

ONLINE AT THE MEETING - The company will be hosting the meeting online live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/259974801 (password: oncocyte2022) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20633040300030001000 2 071522

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS NUMBER 2, 3, 5 AND 6 AND FOR "1 YEAR" ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ RONALD ANDREWS
- ○ ANDREW ARNO
- ○ JENNIFER LEVIN CARTER
- ○ MELINDA GRIFFITH
- ○ ALFRED D. KINGSLEY
- ○ ANDREW J. LAST

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	FOR	AGAINST	ABSTAIN
2. Ratifying appointment of independent registered public accountants;	☐	☐	☐
3. Approval, on an advisory basis, of named executive officer compensation in fiscal 2021;	☐	☐	☐

Proposal	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and	☐	☐	☐	☐

I WISH TO ATTEND AND VOTE SHARES AT THE MEETING ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ONCOCYTE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

July 15, 2022

The undersigned appoints Andrew Arno and Ronald Andrews, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of Oncocyte Corporation on July 15, 2022 and any adjournment thereof and to represent and vote all Oncocyte Corporation common shares standing in the name of the undersigned upon the books of the corporation.

Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors, FOR proposals 2, 3, 5, and 6 and ONE YEAR on proposal 4. This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

(Continued and to be signed on the reverse side.)

1.1

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